                                                                    Exhibit 4.36

                         MASTER AIRCRAFT LEASE AGREEMENT
                          (Steelcase Trust No. 2000-1)

                            Dated as of May 26, 2000

                                      among

                    FIRST SECURITY BANK, NATIONAL ASSOCIATION
                      not in its individual capacity except
                        as expressly provided herein, but
         solely as Certificate Trustee under Steelcase Trust No. 2000-1, as Lessor,

                                       and

                                 STEELCASE INC.,
                                    as Lessee

CERTAIN OF THE RIGHT, TITLE AND INTEREST OF LESSOR IN AND TO THIS LEASE AND THE RENT DUE AND TO BECOME DUE HEREUNDER (EXCLUDING THE EXCLUDED AMOUNTS) HAVE BEEN ASSIGNED AS COLLATERAL SECURITY TO, AND ARE SUBJECT TO A SECURITY INTEREST GRANTED BY LESSOR, AS DEBTOR, IN FAVOR OF, FIRST SECURITY TRUST COMPANY OF NEVADA, AS ADMINISTRATIVE AGENT FOR THE BENEFIT OF THE LENDERS AND CERTIFICATE HOLDERS, AS SECURED PARTY. INFORMATION CONCERNING SUCH SECURITY INTEREST MAY BE OBTAINED FROM FIRST SECURITY TRUST COMPANY OF NEVADA, AS ADMINISTRATIVE AGENT, AT ITS ADDRESS SET FORTH IN THE PARTICIPATION AGREEMENT. SEE SECTION 25.2 OF THIS LEASE FOR INFORMATION CONCERNING THE RIGHTS OF THE HOLDERS OF THE VARIOUS COUNTERPARTS HEREOF INCLUDING WITHOUT LIMITATION THE ORIGINAL CHATTEL PAPER COPY HEREOF.


                                TABLE OF CONTENTS

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
SECTION 1.  Definitions.......................................................................................       1

SECTION 2.  Acceptance and Leasing of Aircraft................................................................       1

SECTION 3.  Lease Term and Rent...............................................................................       1
     3.1    Lease Term........................................................................................       1
     3.2    Basic Rent........................................................................................       2
     3.3    Supplemental Rent.................................................................................       2
     3.4    Manner of Payments................................................................................       2

SECTION 4.  Finance Lease.....................................................................................       3
     4.1    Finance Lease.....................................................................................       3

SECTION 5.  Disclaimer of Warranties; Quiet Enjoyment.........................................................       4

SECTION 6.  Delivery of Aircraft; Condition of Aircraft; Delivery to Lessor...................................       5
     6.1    Delivery of Aircraft..............................................................................       5
     6.2    General Condition of Aircraft and Airframes.......................................................       5
     6.3    Return of other Engines with Airframe.............................................................       7
     6.4    Manuals and Service Bulletin Kits.................................................................       7
     6.5    Sale Inspection; Storage..........................................................................       8
     6.6    Injunctive Relief.................................................................................       8

SECTION 7.  Liens.............................................................................................       8

SECTION 8.  Maintenance; Registration; Subleasing; Operation; Insignia........................................       9
     8.1    Maintenance; Registration; Subleasing.............................................................       9
     8.2    Operation.........................................................................................      10
     8.3    Insignia..........................................................................................      11

SECTION 9.  Replacement of Parts; Alterations, Modifications and Additions....................................      11
     9.1    Replacement of Parts..............................................................................      11
     9.2    Title to Replaced and Replacement Parts...........................................................      12
     9.3    Alterations, Modifications, and Additions.........................................................      12

SECTION 10. Loss, Destruction, Requisition, Etc...............................................................      13
     10.1   Risk of Loss, Damage or Destruction...............................................................      13
     10.2   Payment of Lease Balance..........................................................................      13
     10.3   Replacement Airframe..............................................................................      14
     10.4   Event of Loss with respect to a Related Engine....................................................      16
     10.5   Application of Other Payments Upon Event of Loss..................................................      17
     10.6   Application of Payments Not Relating to an Event of Loss..........................................      18
     10.7   Requisition for Use...............................................................................      18
     10.8   Application of Payments During Existence of Significant Defaults and Lease Events of Default......      18

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SECTION 11. Insurance.........................................................................................      19
     11.1   Bodily injury liability and property damage liability insurance...................................      19
     11.2   Insurance against loss or damage to an Aircraft...................................................      19
     11.3   Reports, Etc......................................................................................      20
     11.4   Self-Insurance....................................................................................      20
     11.5   Additional Insurance by Lessor and Lessee.........................................................      20
     11.6   Indemnification by government in lieu of insurance................................................      21
     11.7   Terms of insurance policies.......................................................................      21

SECTION 12. Inspection........................................................................................      22

SECTION 13. Events of Default.................................................................................      22

SECTION 14. Remedies..........................................................................................      23
     14.1   Remedies..........................................................................................      23

SECTION 15. Further Assurances; Expenses......................................................................      25
     15.1   Further Assurances................................................................................      25
     15.2   Expenses..........................................................................................      25

SECTION 16. Lessor's Right to Perform.........................................................................      25

SECTION 17. Assignment by Lessor..............................................................................      25

SECTION 18. Net Lease, Etc....................................................................................      26

SECTION 19. Notices...........................................................................................      27

SECTION 20. Assignment, Sublease or Transfer..................................................................      27

SECTION 21. Early Termination Options; Obligation to Purchase; Substitution...................................      27
     21.1   Early Termination Options.........................................................................      27
     21.2   Required Purchase.................................................................................      29
     21.3   Replacement of Aircraft...........................................................................      29

SECTION 22. End of Term Options; Early Purchase Options.......................................................      30
     22.1   End of Term Options...............................................................................      30
     22.2   Election of Options...............................................................................      30
     22.3   Renewal Options...................................................................................      31

SECTION 23. Sale Option.......................................................................................      31
     23.1   Sale Option Procedures............................................................................      31
     23.2   Sale..............................................................................................      32
     23.3   Application of Sale Proceeds and Recourse Payments in Connection with the Sale Option.............      33

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

SECTION 24. Limitation of Lessor's Liability..................................................................      33

SECTION 25. Miscellaneous.....................................................................................      34
     25.1   Governing Law; Waiver of Jury Trial; Severability.................................................      34
     25.2   Execution in Counterparts.........................................................................      35
     25.3   Amendments and Waivers............................................................................      35
     25.4   Business Days.....................................................................................      35
     25.5   Directly or Indirectly............................................................................      35
     25.6   Uniform Commercial Code...........................................................................      35
     25.7   TRUTH IN LEASING..................................................................................      36

EXHIBIT A Lease Supplement

                         MASTER AIRCRAFT LEASE AGREEMENT
                          (Steelcase Trust No. 2000-1)

         THIS MASTER AIRCRAFT LEASE AGREEMENT (Steelcase Trust No. 2000-1) is dated as of May 26, 2000 (as amended, modified, supplemented, restated and/or replaced from time to time, the "Lease") among FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as expressly provided herein, but solely as Certificate Trustee under Steelcase Trust No. 2000-1 (together with its successors and assigns permitted hereunder, the "Lessor") and STEELCASE INC., a Michigan corporation (together with its successors and assigns permitted hereunder, "Lessee").

                              W I T N E S S E T H :

SECTION 1. DEFINITIONS.

         Unless the context otherwise requires, all capitalized terms used herein without definition shall have the respective meanings set forth in Appendix A of that certain Participation Agreement (Steelcase Trust No. 2000-1) dated as of the date hereof (the "Participation Agreement"), among the Lessor (in its individual and trust capacities), Steelcase Inc., as Lessee, First Security Trust Company of Nevada, in its individual capacity and as Administrative Agent, Hatteras Funding Corporation, as CP Lender, the persons named on Schedule I thereto as Certificate Holders, the persons named on
Schedule II thereto as Facility Lenders and Bank of America, National Association as Administrator, for all purposes of this Lease. The General Provisions of Appendix A of the Participation Agreement are hereby incorporated by reference herein.

SECTION 2. ACCEPTANCE AND LEASING OF AIRCRAFT.

         Subject to the satisfaction of the conditions set forth in Section 4 of the Participation Agreement, Lessor agrees to accept delivery of and simultaneously lease to Lessee hereunder, and Lessee agrees to lease from Lessor, hereunder, on each Delivery Date the Aircraft delivered on such date as evidenced by the execution by Lessor and Lessee of a Lease Supplement (substantially in the form of Exhibit A hereto) covering such Aircraft. Lessor hereby authorizes Lessee or an authorized representative of Lessee to act on behalf of Lessor to accept delivery of each Aircraft, all in accordance with
Section 2.3(c) of the Participation Agreement. Lessee hereby agrees that acceptance of delivery of any Aircraft by it or its authorized representative on behalf of Lessor shall, without further act, irrevocably constitute acceptance by Lessee of such Aircraft for all purposes of this Lease.

SECTION 3. LEASE TERM AND RENT.

         3.1      LEASE TERM.

         The base term of this Lease (the "Base Term") for any Aircraft shall commence on the Base Term Commencement Date for such Aircraft and, subject to earlier termination pursuant to

Sections 10, 14 or 21 shall expire on the Base Term Expiration Date for such Aircraft. Subject and pursuant to Section 22.1, the Lessee may elect to extend the Lease of any or all Aircraft in each case for up to two (2) successive additional one-year terms beyond the respective Base Term for such Aircraft (each a "Renewal Term"). With respect to any Aircraft, the Base Term together with any Renewal Term actually entered into shall be referred to herein as the "Lease Term" for such Aircraft.

         3.2      BASIC RENT.

         Lessee hereby agrees to pay Basic Rent to Lessor for each Aircraft in consecutive installments payable in arrears on each Payment Date throughout the Lease Term of such Aircraft.

         3.3      SUPPLEMENTAL RENT.

         Lessee hereby agrees to pay to Lessor, or to such other Person to which such payment shall be required to be paid hereunder or in accordance with the other Operative Documents, in any case without duplication of amounts paid by Lessee under any other Operative Document, any and all Supplemental Rent owing pursuant to any Operative Document, on the date due and owing, or where no due date is specified, upon written demand by the Person entitled thereto, and in the event of any failure on the part of Lessee to pay any Supplemental Rent, Lessor (or such other Person, as the case may be) shall have all rights, powers and remedies provided for herein or by applicable law or equity or otherwise as in the case of nonpayment of Basic Rent. In clarification of the foregoing and not in limitation of Lessee's general obligation to pay all amounts of Supplemental Rent due and owing by it from time to time, Lessee hereby agrees to pay as Supplemental Rent (a) on demand, to the extent permitted by Applicable Laws and Regulations, an amount equal to interest at the applicable Overdue Rate on (i) any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue and (ii) any payment of Supplemental Rent not paid when due for the period from such due date until the same shall be paid, (b) an amount equal to the applicable Break Funding Amount, if any, payable by the Certificate Trustee under the Loan Agreement or the Trust Agreement, (c) all fees, costs and expenses which are indicated to be paid by the Certificate Trustee under the Operative Documents and (d) the indemnities and obligations assumed by the Lessee in Section 7 of the Participation Agreement.

         3.4      MANNER OF PAYMENTS.

         All Rent (excluding Excluded Amounts) shall be paid by Lessee to the Administrative Agent at the Administrative Agent's Payment Office or at such other account or location in the United States as may be specified by the Administrative Agent by not less than five (5) Business Days written notice from time to time hereafter. All Rent and other amounts payable hereunder from time to time shall be paid by Lessee in funds consisting of lawful currency of the United States, which shall be immediately available to the recipient not later than 11:00 A.M. (Eastern time) on the date of such payment. Subsequent to the discharge of the Loan Agreement pursuant to its terms, and receipt by Lessee of written notification thereof from the Administrative Agent, all Rent payable to the Administrative Agent pursuant to the first sentence of this Section 3.4 shall be paid to Lessor (or its designee) to an account or location in the United States as may be specified by such Person by not less than five (5) Business Days written notice from time to time hereafter. Excluded Amounts shall be paid by Lessee or such other Person to the Person to whom payable at such Person's Payment Office specified in Schedule III to the Participation Agreement or at such other account or location in the United States as may be specified by such Person by not less than five (5) Business Days written notice from time to time hereafter.

SECTION 4. FINANCE LEASE.

         4.1      FINANCE LEASE.

         (a) Finance Lease. Lessor and Lessee intend this Lease to constitute a finance lease and not a true lease. Lessor and Lessee further intend and agree that, for the purpose of securing the Lessee's obligations hereunder, (i) this Lease shall be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code with respect to each of the Aircraft and all proceeds (including without limitation insurance proceeds thereof) of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property, (ii) Lessee hereby grants to Lessor, a Lien on all of Lessee's right, title and interest in and to the Aircraft and all proceeds (including without limitation insurance proceeds thereof) of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property and (iii) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of Lessee shall be deemed to have been given for the purpose of perfecting such Lien under applicable law. Lessor and Lessee shall promptly take such reasonable actions as may be necessary or advisable in either party's reasonable opinion (including without limitation the filing of this Lease and the various Lease Supplements) to ensure that the Lien on the items referenced above will be deemed to be a perfected Lien of first priority (subject to Permitted Liens) under Applicable Law and Regulations and will be maintained as such throughout the Lease Term of each Aircraft; provided, however, that Lessee agrees to pay all costs associated with such perfection. In addition to and without limiting the foregoing, the Lessor and Lessee hereby acknowledge, and agree, to the provisions of Section 2.5 of the Participation Agreement.

         (b) Power of Attorney. Subject to the provisions hereof, Lessee does hereby constitute Lessor the true and lawful attorney of Lessee, irrevocably, coupled with an interest and with full power of substitution, and with full power (in the name of Lessee or otherwise) during the occurrence and continuation of a Lease Event of Default after written notice to Lessee thereof to ask for, require, demand, and receive, any and all monies and claims for monies (in each case including insurance and requisition proceeds except as herein otherwise provided) due and to become due under or arising out of any agreement assigned or pledged under clause (a) above, and all other property now or hereafter pledged herein, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which Lessor or the Administrative Agent may deem to be necessary or advisable to exercise its remedies hereunder. Without limiting the provisions of the foregoing, during the continuance of any Lease Event of Default and after written notice to the Lessee thereof but subject to the terms hereof, Lessor shall have the right under such power of attorney to sue for, compound and give acquittance for, to accept any offer of any purchaser to purchase any Aircraft as provided herein and upon such purchase to execute and deliver in the name of and on behalf of the Lessee an appropriate bill of sale and other instruments of transfer relating to such Aircraft, when purchased by such purchaser, and to perform all other necessary or appropriate acts with respect to any such purchase, and in its discretion to file any claim or take any other action or proceedings, either in its own name or in the name of the Lessee or otherwise, which Lessor or the Administrative Agent may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Lessor and the Administrative Agent in and to the Aircraft and such rents and other sums and the security intended to be afforded hereby; provided, no action of Lessor pursuant to this paragraph shall increase the obligations or liabilities of Lessee to any Person beyond those obligations and liabilities specifically set forth in this Lease and the other Operative Documents.

SECTION 5. DISCLAIMER OF WARRANTIES; QUIET ENJOYMENT.

         LESSEE ACKNOWLEDGES AND AGREES THAT, AS BETWEEN LESSEE AND LESSOR, (A) EACH AIRCRAFT IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO LESSEE, (B) LESSEE IS SATISFIED THAT EACH AIRCRAFT IS SUITABLE FOR ITS PURPOSES, (C) NEITHER LESSOR, ANY PARTICIPANT, ANY CERTIFICATE HOLDER NOR THE ADMINISTRATIVE AGENT IS A MANUFACTURER OR A DEALER IN PROPERTY SIMILAR TO SUCH AIRCRAFT, (D) EACH AIRCRAFT IS LEASED HEREUNDER SUBJECT TO ALL APPLICABLE LAWS NOW IN EFFECT OR HEREAFTER ADOPTED, (E) LESSOR LEASES AND LESSEE TAKES EACH AIRCRAFT "AS-IS", "WHERE-IS" AND "WITH ALL FAULTS", IN WHATEVER CONDITION IT MAY BE, AND LESSEE ACKNOWLEDGES THAT NEITHER LESSOR, AS LESSOR OR IN ITS INDIVIDUAL CAPACITY, ANY PARTICIPANT, ANY CERTIFICATE HOLDER NOR THE ADMINISTRATIVE AGENT MAKES NOR SHALL BE DEEMED TO HAVE MADE, AND EACH EXPRESSLY DISCLAIMS, ANY AND ALL WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, DESIGN, OPERATION, MERCHANTABILITY THEREOF OR AS TO THE TITLE OF ANY SUCH AIRCRAFT, THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, FREEDOM FROM PATENT, COPYRIGHT OR TRADEMARK INFRINGEMENT, THE ABSENCE OF ANY LATENT OR OTHER DEFECT, WHETHER OR NOT DISCOVERABLE, OR AS TO THE ABSENCE OF ANY OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT THERETO AND (F) LESSEE HEREBY WAIVES ANY CLAIM (INCLUDING WITHOUT LIMITATION INCIDENTAL OR CONSEQUENTIAL DAMAGE) OR EXPENSE CAUSED BY ANY AIRCRAFT OR BY LESSEE'S LOSS OF USE THEREOF FOR ANY REASON WHATSOEVER; WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LESSOR SHALL NOT BE LIABLE OR RESPONSIBLE FOR ANY DEFECTS, EITHER PATENT OR LATENT (WHETHER OR NOT DISCOVERABLE BY LESSEE), IN ANY AIRCRAFT, OR FOR ANY DIRECT OR INDIRECT DAMAGE TO PERSONS OR

PROPERTY RESULTING THEREFROM, OR FOR LESSEE'S LOSS OF USE OF ANY AIRCRAFT OR FOR ANY INTERRUPTION IN LESSEE'S BUSINESS CAUSED BY LESSEE'S INABILITY TO USE ANY AIRCRAFT FOR ANY REASON WHATSOEVER, except that (i) Lessor and the Trust Company represent and warrant that on each Delivery Date, Lessor shall have received the title to the Aircraft delivered on such date conveyed to Lessor by the applicable Seller and each such Aircraft will be free of Certificate Trustee Liens attributable to Lessor or to the Trust Company, and (ii) each of Lessor and the Trust Company hereby covenants that it will not, through its own actions or inactions, interfere in the quiet enjoyment, use, operation or possession of any Aircraft by Lessee unless a Lease Event of Default shall have occurred and be continuing. Lessor hereby appoints and constitutes Lessee as its agent during the Lease Term to assert and enforce, from time to time, in the name and for the account of Lessor and Lessee, as their interests may appear, but in all cases at the sole cost and expense of the Lessee, whatever claims and rights that Lessor may have against the manufacturers, suppliers, or any prior owners or lessees of the Aircraft and Lessee hereby accepts such appointment; provided, however, that if at any time a Lease Event of Default or Significant Default shall have occurred and be continuing, at Lessor's option, such agency shall terminate, and Lessor may assert and enforce, at Lessee's sole cost and expense, such claims and rights. Lessee's delivery of a Lease Supplement shall be conclusive evidence as between Lessee and Lessor that any Aircraft described therein is in all the foregoing respects satisfactory to Lessee.

SECTION 6. DELIVERY OF AIRCRAFT; CONDITION OF AIRCRAFT; DELIVERY TO LESSOR.

         6.1      DELIVERY OF AIRCRAFT.

         On the Expiration Date in respect of any Aircraft and assuming Lessee has not purchased such Aircraft in accordance with the terms of this Lease, Lessee will deliver possession of such Aircraft to the Person that is purchasing such Aircraft (or the Lessor, as applicable) in the condition required by this
Section 6 at facilities suitable for storage of such Aircraft at a location designated by such Person (or the Lessor, as applicable) in the continental United States (a "Return Location"). All costs and expenses for delivery of such Aircraft shall be borne by the Lessee. In addition, Lessee shall upon request of the purchaser (or the Lessor, as applicable) of any Aircraft, assign any and all of Lessee's title to such Aircraft and all of Lessee's rights under any manufacturer's or supplier's warranties with respect to such Aircraft to such Person.

         6.2      GENERAL CONDITION OF AIRCRAFT AND AIRFRAMES.

         (a) Registration and General Condition. With respect to any Aircraft, at the time of such delivery such Aircraft will be registered under the laws of the United States of America. In addition, at the time of delivery pursuant to this Section 6.1, each Aircraft shall satisfy each of the following requirements, as applicable, and any other applicable requirements of the Operative Documents:

                  (i) Such Aircraft shall be certified as an airworthy aircraft by the Federal Aviation Administration and shall be equipped so as to be eligible for operations, in each case, under Part 91 of the Federal Aviation Regulations;

                  (ii) Such Aircraft shall be free and clear of all Liens (other than Certificate Trustee Liens);

                  (iii) Such Aircraft shall be in as good an operating condition as when delivered to Lessee hereunder (ordinary wear and tear excepted) and in compliance with the Maintenance Program for such Aircraft;

                  (iv) Such Aircraft shall be clean with all systems and components operable;

                  (v) Such Aircraft shall have all of Lessee's and any sublessee's exterior markings removed or painted over with the areas thereof refinished to match adjacent areas;

                  (vi) Any appliance, part, instrument, appurtenance, accessory, furnishing or other equipment leased by the Lessee from a third party (other than Lessor) and incorporated in such Aircraft shall be removed prior to the date of such return without any damage to such Aircraft and without diminishing or impairing the value, utility, remaining useful life or condition which such Aircraft would have had at such time had such equipment not been installed, and Lessee shall make all repairs which are required as a result of such removal; and

                  (vii) Such Aircraft shall have installed thereon all Related Engines and, unless removed and not replaced as permitted under the terms of this Lease, all Parts installed thereon on the Delivery Date or replacements therefor made in accordance with the terms of this Lease.

         (b) Other Conditions. Upon delivery of an Aircraft at the expiration or early termination of the Lease with respect to such Aircraft, such Aircraft shall be in the condition required by Section 8 hereof and satisfy the following requirements:

                  (i) The Related Airframe will have completed the next scheduled heaviest maintenance inspection within 25 hours of return;

                  (ii) All airworthiness directives will be terminated, and all service bulletins complied with, in each case applicable to the Related Airframe, any Related Engine and any Part thereof or the related records;

                  (iii) All aspects of the applicable corrosion control program will be complete to date;

                  (iv) All landing gear will have been overhauled within three months prior to return;

                  (v) All hard time components will have been overhauled or refurbished within 25 hours of return; and

                  (vi) The Related Engines shall not have been used more than 25 hours or cycles since a complete overhaul or refurbishment.

         6.3      RETURN OF OTHER ENGINES WITH AIRFRAME.

         (a) Replacement Engine. In the event that any engine which is not a Related Engine shall be delivered with an Airframe, such engine shall be the same make and model as the Related Engine (or an improved model engine manufactured by Engine Manufacturer) or an engine of another manufacturer, in each case suitable for installation and use on such Airframe and fully compatible with the other Related Engine(s) or engine(s) installed on such Airframe having an economic value, residual value, utility and remaining useful life at least equal to, and be in as good operating condition and repair as, the Related Engine so replaced (assuming such Related Engine had an economic value, residual value, utility, and remaining useful life as maintained in accordance with the terms of the Lease). At the time of such replacement, such engine shall be airworthy and at the time such Airframe is delivered shall fully comply with all the requirements of this Lease which are applicable to Related Engines.

         (b)      Conveyance of Title. Upon delivery of an Aircraft pursuant to
Section 6.1, the Lessee shall duly convey to the Person purchasing such Aircraft (or the Lessor, as applicable), good title to any such replacement engine, free and clear of Liens other than Certificate Trustee Liens; and upon such conveyance and as a condition thereto, Lessee will (a) furnish, or cause to be furnished, to the Person purchasing such Aircraft (or the Lessor, as applicable), a full warranty bill of sale as to title with respect to any such replacement engine, in form and substance reasonably satisfactory to the Person purchasing such Aircraft (or the Lessor, as applicable), together with an opinion of counsel to the effect that such bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms (subject to customary exceptions), and (b) take such other action as the Person purchasing such Aircraft (or the Lessor, as applicable), may reasonably request in order that title to such replacement engine may be duly and properly vested in the Person purchasing such Aircraft (or the Lessor, as applicable) to the same extent as the Related Engine replaced thereby. Upon compliance by the Lessee with the foregoing, Lessor will, so long as no Lease Event of Default or Lease Default has occurred and is continuing, transfer to Lessee or its designee all of Lessor's right, title and interest in and to any Related Engine which is not installed on the Airframe to which it relates at the time of the delivery of such Airframe by a bill of sale "as is", "where is", without recourse or warranty (except for a warranty as to the absence of Certificate Trustee Liens).

         6.4      MANUALS AND SERVICE BULLETIN KITS.

         (a) Manuals. When delivering each Aircraft to the Person purchasing the same (or the Lessor, as applicable) Lessee shall deliver or cause to be delivered to such Person) (i) all logs, manuals, data, and inspection, maintenance, modification, and overhaul records (a) received by Lessee from the Manufacturer of such Aircraft and (b) required to be maintained for such Aircraft under the applicable rules and regulations of the FAA, (ii) all other maintenance service, inspection and overhaul records maintained and retained by Lessee for such Aircraft which are reasonably necessary to transition such Aircraft to a new operator, updated through the date of return and (iii) all current and historical records delivered with such Aircraft by the

Manufacturer and Engine Manufacturer, and records acquired or prepared by Lessee or any sublessee during the Lease Term therefor, including time logs showing Related Engine hours and cycles on any given date, documents, manuals (revised up to and including the most current revisions issued by the manufacturer and accurately reflecting the status of such Aircraft or Related Engine), data, and overhaul records, log books, original engine delivery documents, serviceable parts tags (including teardown reports for time-controlled Parts that have been overhauled), FAA forms, modification records, inspection records, and all other documentation pertaining to each Related Engine and Part and/or any other engine then installed thereon. All records shall be in English or have official English translations (which may be by microfilm or microfiche, as permitted), and any records discrepancies shall be corrected, and any missing records shall be reconstructed, by Lessee on or prior to the return of such Aircraft.

         (b) Service Bulletin Kits. All service bulletin kits received by or on behalf of Lessee from Manufacturer, Engine Manufacturer or vendors for the respective Aircraft and not incorporated therein shall be returned at no charge to Lessor as cargo on board such Aircraft at the time of its return.

         6.5      SALE INSPECTION; STORAGE.

         (a) Sale Inspection. Prior to the end of the Lease Term with respect to any Aircraft, the Person that is purchasing such Aircraft (or Lessor, as applicable) shall have the right to inspect (at the sole cost and expense of the Lessee) any such Aircraft that are to be delivered pursuant to this Section 6 to ensure that such Aircraft is in compliance with the conditions set forth herein. Such inspections shall be in accordance with the provisions of Section 12 hereof.

         (b) Storage. Lessee will, if requested by the Person purchasing any Aircraft (or the Lessor, as applicable) in writing, at Lessee's sole cost and expense arrange parking facilities for such Aircraft at the Return Location for a period of ninety (90) days from the Expiration Date of such Aircraft (or such longer period as shall be necessary for Lessor to sell or re-lease such Aircraft in the event of a return pursuant to Section 14 hereof). During such period the Lessee (i) will insure, maintain and keep such Aircraft in good order and repair in accordance with the provisions of the Operative Documents, and
(ii) upon prior notice during business hours will permit the Person purchasing such Aircraft (or the Lessor, as applicable) or a designee thereof, including without limitation the authorized representative or representatives of any prospective purchaser, lessee or user of such Aircraft, to inspect the same.

         6.6      INJUNCTIVE RELIEF.

         The provisions of this Section 6 are of the essence of this Lease, and upon application to any court of equity having jurisdiction, Lessor shall be entitled to a decree against Lessee requiring specific performance of the covenants of Lessee set forth in this Section 6.

SECTION 7. LIENS.

         Lessee will not directly or indirectly create, incur, assume, permit or suffer to exist any Lien on or with respect to any Airframe, Related Engine, or Part or Lessee's leasehold interest therein under this Lease, except Permitted Liens, and Lessee shall promptly, at its sole cost and expense, take such action or cause such action to be taken as may be necessary to duly discharge to the reasonable satisfaction of Lessor and the Administrative Agent (by bonding or otherwise) any such Lien not excepted above, whether now existing or arising at any time after the date of this Lease.

SECTION 8. MAINTENANCE; REGISTRATION; SUBLEASING; OPERATION; INSIGNIA.

         8.1      MAINTENANCE; REGISTRATION; SUBLEASING.

         (a) Maintenance and Registration Lessee agrees not to maintain, repair, overhaul, use or operate any Aircraft, any Related Engine or any Part in violation of any Applicable Laws and Regulations of any Authority having jurisdiction (domestic or foreign) over Lessee or such Aircraft, or in violation of any airworthiness certificate, license or registration relating to such Aircraft issued by any such Authority. If such Applicable Laws and Regulations require alteration of the Airframe, any Related Engine or any Part of such Aircraft, Lessee will conform thereto or obtain conformance therewith at no expense to Lessor and will maintain the same in proper operating condition under such Applicable Laws and Regulations. Lessee also agrees not to fly any Aircraft, or suffer any Aircraft to be flown or any Related Engine to be located
(i) in any area excluded from coverage by any insurance required by Section 11,
(ii) in any country with which the United States does not maintain diplomatic relations, or (iii) in any area of actual or threatened armed hostilities unless fully covered to Lessor's reasonable satisfaction by war risk insurance or unless such Aircraft is operated or used under contract with the United States under which contract the United States assumes liability and provides indemnity in an amount not less than the amount of insurance and providing coverage, supported by the full faith and credit of the United States, as full and complete as otherwise required by Section 11 for any damage, loss, destruction or failure to return possession thereof at the end of the term of such contract and for injury to Persons and damage to property of others. Each Aircraft shall at all times be and remain registered in accordance with the laws of the United States.

         (b) Subleasing. Lessee shall not sublease, or otherwise in any manner deliver, relinquish or transfer possession of the Aircraft or any Related Engine or any Part thereof or any part of Lessee's rights hereunder to any Person without the prior written consent of Lessor; provided, however that, if no Significant Default or Lease Event of Default exists, Lessee may, without the prior written consent of Lessor, (i) deliver possession of any Aircraft or any Related Engine to the manufacturer thereof for testing or other similar purposes or to any organization for service, repair, maintenance or overhaul work or for alterations or modifications of or additions to such Aircraft or Related Engines, to the extent required or permitted by this Lease, (ii) subject any Related Engine or any Part to normal pooling or similar arrangements provided, in the case of a Related Engine, that such arrangements do not result in the transfer of title to the Related Engine, (iii) transfer possession of any Related Engine or Part to any Person for the purpose of shipment (in the ordinary course of business) not otherwise permitted hereby; and (iv) sublease any Aircraft to wholly owned Subsidiaries of the Lessee and to any other Person
(x) headquartered in the United States, Canada, Great Britain, France or Germany and (y) with its senior long-term unsecured debt rated at least BBB- by S&P and Baa3 by Moody's at the time such sublease is entered into.

         The rights of any transferee who receives possession by reason of a transfer permitted by this Section 8.1(b) shall be subject and subordinate to, and any sublease shall be made expressly subject to, all the terms of this Lease, and to Lessor's rights, powers, and remedies hereunder and thereunder, including, without limitation, the right to repossession pursuant to Section
14.1 hereof and to void such sublease upon repossession. Notwithstanding any language contained herein to the contrary, (i) the respective Aircraft shall all times remain registered with the FAA under the laws of the United States, and
(ii) Lessee shall remain primarily liable hereunder for the performance of all the terms of this Lease to the same extent as if such sublease or transfer had not occurred. Lessee shall deliver to Lessor, within five Business Days after execution of any sublease, a written representation that such sublease is in compliance with the provisions of this Section 8.1(b). No sublease, transfer, or other relinquishment of possession of any Aircraft shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder.

         8.2      OPERATION.

         During the Lease Term of any Aircraft, Lessee, at its own cost and expense, shall:

                  (i) service, repair, maintain, test and overhaul such Aircraft so as to keep such Aircraft in good operating condition and, ordinary wear and tear excepted, in the same condition as when delivered to Lessee hereunder, and so as to comply with each of the following standards:

                           (A) to establish and keep such Aircraft in compliance with (1) Lessee's FAA-approved maintenance program, which shall include a corrosion control program (the "Maintenance Program"), that is, with respect to the Related Airframe, either a phased maintenance program (a "Phased Maintenance Program") or a periodic medium and heavy block-hour interval overhaul program (a "Block-Time Maintenance Program") and that provides for all FAA required inspection, servicing, overhaul and replacement of all components thereof; (2) all applicable airworthiness directives issued by the FAA; and (3) all manufacturer's mandatory service bulletins;

                           (B) to keep such Aircraft in such condition as may be necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times under the Federal Aviation Act; and

                           (C) to keep the Aircraft maintained, serviced, repaired, tested or overhauled in at least the same manner and with the same care as used by Lessee with similar aircraft owned or leased by Lessee and maintained under the Maintenance Program;

                  (ii) not install replacement components with excessive wear or exchange components on or of such Aircraft for other aircraft components in Lessee's possession for use on aircraft that will remain in Lessee's possession after such return in order to reduce or avoid future maintenance requirements; and

                  (iii) maintain in the English language all records, logs and other materials required by the FAA, and any other Authority having jurisdiction over such Aircraft or Lessee, to be maintained in respect of such Aircraft, so as to enable operation of such Aircraft under the laws of the United States, which records logs and materials will conform to good commercial practice for records regarding all maintenance carried out with respect to the Aircraft.

         8.3      INSIGNIA.

         Lessee shall for each Aircraft and Related Engine leased by it, on or prior to the Delivery Date therefor (or, with respect to the Aircraft delivered on the Closing Date, within ninety (90) days of such Closing Date), affix placards bearing the inscription "This [aircraft] [engine] is owned by First Security Bank, National Association, not in its individual capacity, but solely as Certificate Trustee, and subject to a security interest in favor of First Security Trust Company of Nevada, as Administrative Agent" and assure such placards remain on each Airframe and Related Engine; provided that so long as no Lease Event of Default or Significant Default shall have occurred and be continuing, any Aircraft may be placarded identifying the interests of the Lessee in addition thereto.

         Except as otherwise specified pursuant to the preceding paragraph Lessee will not allow the name of any Person other than the Lessor, the Administrative Agent, or their respective successors or assigns, to be placed on any Airframe or Related Engine as a designation that might be interpreted as a claim of ownership or of any security interest therein, provided that Lessee may cause or permit an Airframe or Related Engine to be lettered, painted or marked in an appropriate manner for convenience of identification of the interest of Lessee (including without limitation the customary colors and insignia of the Lessee).

SECTION 9. REPLACEMENT OF PARTS; ALTERATIONS, MODIFICATIONS AND ADDITIONS.

         9.1      REPLACEMENT OF PARTS.

         Lessee shall promptly replace, or cause to be replaced, all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair, or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Section 9.3. In addition, in the ordinary course of maintenance, service, repair, overhaul, or testing, Lessee may remove a Part, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair, or permanently rendered unfit for use provided that, except as otherwise provided in Section 9.3, Lessee shall promptly replace such Part. All replacement Parts shall be free and clear of all Liens, except Permitted Liens, and shall have an economic value, residual value, utility and remaining useful life at least equal to the original Parts replaced, assuming such original replaced Parts were in the condition and repair required to be maintained by the terms hereof.

         Notwithstanding the requirements of Section 9.3 or this Section 9.1, but without limiting the provisions of Section 6, as the case may be, Lessee may on a non-discriminatory basis install or permit the installation of an engine or part on a Related Airframe or a part on a Related Airframe or a Related Engine by way of substitution or replacement if:

                  (i) there shall not have been available to Lessee at the time and in the place that such engine or part was required to be installed on such Related Airframe or Related Engine, a replacement engine or replacement part complying with the requirements of Section
         8.1 or this Section 9.1, as the case may be; and

                  (ii) it would have resulted in a disruption of the operation of the Aircraft to have grounded such Aircraft and/or to have permitted the Related Engine or the relevant Part to continue to be unserviceable or unrepaired until such time as another engine or part complying with the requirements of Section 8.1, Section 9.3 or this
         Section 9.1, as the case may be, became available for installation on such Related Airframe or Related Engine; and

                  (iii) such engine or part (A) is suitable for installation and use on the Related Airframe or Related Engine, and (B) is operationally compatible with the Related Airframe or Related Engines; and

                  (iv) as soon as practicable, but in any event within the earlier of sixty (60) days or the end of the Lease Term after installation of the same on such Related Airframe or Related Engine, Lessee shall cause any such engine or part not complying with the requirements of Section 8.1, Section 9.3 or this Section 9.1, as the case may be, to be removed and replaced or substituted by a part complying with the requirements of Section 8.1, Section 9.3 or this
         Section 9.1, as the case may be.

         9.2      TITLE TO REPLACED AND REPLACEMENT PARTS.

         All Parts removed from any Aircraft shall remain the property of Lessor, and subject to this Lease and the Lien of the Security Agreement, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated in such Aircraft and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part's becoming incorporated in an Aircraft as above provided, without further act (i) title to the replaced Part shall vest in Lessee, free and clear of all rights of Lessor and the other Financing Parties; (ii) such replaced Part shall no longer be deemed a Part hereunder; (iii) title to the replacement Part shall thereupon vest in Lessor (subject to no Lien other than Permitted Liens), and (iv) such replacement Part shall become subject to this Lease and be deemed to be a Part hereunder and subject to the Lien of the Security Agreement to the same extent as the Parts originally incorporated in such Aircraft.

         9.3      ALTERATIONS, MODIFICATIONS, AND ADDITIONS.

         Lessee will make (or cause to be made) such alterations, modifications and additions to each Aircraft as may be required during the Lease Term of such Aircraft to comply with the applicable standards of the FAA or any other Applicable Laws and Regulations ("Required Alterations"). In addition, Lessee may from time to time make such alterations and modifications in and additions to an Aircraft as Lessee may deem desirable in the proper conduct of its business, including removal of Parts which Lessee deems to be obsolete or no longer suitable or appropriate for use on such Aircraft; provided that no such alteration, modification, removal or addition impairs the condition or airworthiness of such Aircraft, or diminishes the economic value, residual value, utility and remaining useful life of such Aircraft assuming such Aircraft was then in the condition required to be maintained by the terms of this Lease ("Improvements"). All parts incorporated or installed in or attached or added to any Aircraft as the result of such alteration, modification or addition (except those parts which Lessee has leased from others and Parts which may be removed by Lessee pursuant to the next sentence) (the "Additional Part" or "Additional Parts") shall, without further act, become the property of Lessor and subject to the Lien of the Security Agreement. Notwithstanding the foregoing, Lessee may, at any time during the Lease Term of any Aircraft, so long as no Lease Event of Default shall have occurred and be continuing, remove any Additional Part, provided that such Additional Part (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to such Aircraft at the time of delivery thereof hereunder or any Part in replacement of or substitution for any such Part, (ii) is not required to be incorporated or installed in or attached or added to such Aircraft pursuant to the terms of
Section 8 hereof or the first sentence of this Section 9.3, and (iii) can be removed from such Aircraft without impairing the airworthiness of such Aircraft or diminishing the economic value, residual values utility and remaining useful life of such Aircraft which such Aircraft would have had at such time had such alteration, modification or addition not occurred. Upon the removal thereof as provided above, such Additional Part shall no longer be deemed the property of Lessor, subject to the Lien of the Security Agreement or part of the Aircraft from which it was removed. Any Additional Part not removed as above provided prior to the delivery of an Aircraft to Lessor or any other Person under the terms of Section 6.1 of this Lease shall remain the property of Lessor or such other Person.

SECTION 10. LOSS, DESTRUCTION, REQUISITION, ETC.

         10.1     RISK OF LOSS, DAMAGE OR DESTRUCTION.

         Lessee hereby assumes all risk of loss, damage, theft, taking, destruction, confiscation, requisition or commandeering, partial or complete, of or to any Aircraft, however caused or occasioned, such risk to be borne by Lessee with respect to such Aircraft from the Delivery Date with respect to such Aircraft, and continuing until such Aircraft has been delivered in accordance with the provisions of Section 6 hereof or purchased in accordance with Sections 21, 22 or 23 hereof. Lessee agrees that no occurrence specified in the preceding sentence shall impair, in whole or in part, any obligation of Lessee under this Agreement, including without limitation the obligation to pay Rent.

         10.2     PAYMENT OF LEASE BALANCE.

         Upon the occurrence of an Event of Loss with respect to an Airframe, or such Airframe and the Related Engines and/or any other engine then installed thereon, during the Lease Term of such Airframe, the Lessee shall forthwith (and in any event within ten (10) Business Days after such occurrence) give Lessor and the Administrative Agent written notice of such Event of Loss and of its election to perform one of the following options (it being agreed that if Lessee shall not have given Lessor and the Administrative Agent written notice of such election within such ten (10) Business Days after such occurrence, Lessee shall be deemed to have elected to perform the option set forth in the following clause (ii), provided that Lessee shall not have the right to select the option set forth in the following clause (i) if a Lease Event of Default or a Section 13(a), (d), or (f) Lease Default shall have occurred and be continuing and in such circumstance shall be deemed to have selected the option set forth in the following clause (ii):

                  (i) As promptly as practicable, and in any event within sixty (60) days of the occurrence of such Event of Loss, the Lessee shall (x) with respect to an Event of Loss of an Airframe, convey or cause to be conveyed to Lessor pursuant to Section 10.3, and to be leased by Lessee hereunder in replacement for such Airframe, a Replacement Airframe, and (y) with respect to an Event of Loss to a Related Engine convey or cause to be conveyed to Lessor a replacement engine pursuant to Section 10.4 in replacement of such Related Engine, such Replacement Airframe or replacement engine to be free and clear of all Liens (other than Permitted Liens); provided that, if Lessee shall not perform its obligation to effect such replacement under this clause
         (i) during the period of time provided herein, then Lessee shall promptly give notice to Lessor, and shall be deemed (whether or not Lessee shall have so given such notice) to have elected to perform the option set forth in clause (ii) below by the date and pursuant to the terms specified in said clause (notwithstanding such Event of Loss, Lessee's obligation to pay Rent shall continue).

                  (ii) On the Payment Date next following the earlier of sixty (60) days after the occurrence of such Event of Loss and the date of receipt of insurance proceeds in respect of such occurrence (the "Loss Payment Date"), Lessee shall pay Lessor the sum of (a) the Lease Balance of such Aircraft as of such Payment Date, plus (b) the Basic Rent due for such Aircraft on such Payment Date, plus (c) all accrued and unpaid Basic Rent therefor, plus (d) all Supplemental Rent, if any, then due and payable thereon. Upon payment in full of the amounts specified in clauses (a) through (d) of the preceding sentence, (1) the obligation of Lessee to pay Basic Rent hereunder with respect to such Aircraft shall terminate, (2) the Lease Term of such Aircraft shall end and (3) Lessor will transfer to Lessee, or Lessee's designee, at Lessee's expense, its title to such Aircraft on an "as-is, where-is and with all faults" basis, without recourse or any warranty, expressed or implied.

         10.3     REPLACEMENT AIRFRAME.

         Prior to or at the time of any conveyance of a Replacement Airframe Lessee, at its own expense, will furnish, or cause to be furnished, to the Lessor and the Administrative Agent the following documents (in form and substance satisfactory to Lessor and the Administrative Agent) which shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect on the date of such conveyance:

                  (i) a Lease Supplement and Security Agreement Supplement covering such Replacement Airframe which shall have been duly filed for recordation with the FAA;

                  (ii) a full warranty bill of sale (as to title) covering such Replacement Airframe and an FAA Bill of Sale covering such Replacement Airframe executed by the owner thereof in favor of Lessor;

                  (iii) such Uniform Commercial Code financing statements as are deemed necessary or desirable by counsel for Lessor to protect the interests of Lessor and the Administrative Agent in such Replacement Airframe and in any sublease;

                  (iv) an officer's certificate of Lessee certifying that such Replacement Airframe is in as good operating condition and repair as the Airframe it replaces assuming such Airframe had been maintained in the operating condition and repair required hereunder ; and

                  (v) furnish a certificate signed by a duly authorized officer of Lessee providing; (i) a description of the Airframe which shall be identified by manufacturer, model, U.S. registration number and manufacturer's serial number; (ii) provides a description of the replacement airframe to be received (including the manufacturer, model, U.S. registration number and manufacturer's serial number); (iii) that on the date of the Lease Supplement relating to the Replacement Airframe Lessor will be the owner of such Replacement Airframe and that such Replacement Airframe will be subject to the Lien of the Security Agreement, in each case, free and clear of all Liens Permitted Liens and that such Replacement Airframe has been or, substantially concurrently therewith, will be duly registered under the Federal Aviation Act and that an airworthiness certificate has been duly issued under such Federal Aviation Act with respect to such Replacement Airframe, and that such registration and certificate is in full force and effect, and that Lessee will have the full right and authority to use such Replacement Airframe; (iv) the existence of the insurance (or self insurance) required by Section 11 hereof with respect to such Replacement Airframe and the payment of all premiums then due on any such insurance and (v) that each of the conditions specified in this
         Section 10.3 with respect to such Replacement Airframe have been satisfied.

                  (vi) furnish the appropriate instruments assigning to Lessor the benefit of all manufacturer's and vendor's warranties generally available with respect to such replacement airframe or replacement engine.

                  (vii) deliver a certificate from GRA Aviation Specialists, Inc. or another firm of independent aircraft appraisers reasonably satisfactory to Lessor with respect to the appraised economic value, residual value, utility and remaining useful life of the Replacement Aircraft and Administrative Agent.

                  (viii) upon request by Lessor, Lessee shall furnish Lessor with (1) an opinion of counsel, to the effect that such bill of sale is sufficient to convey title to such Replacement Airframe to Lessor, free and clear of Liens (other than Permitted Liens), (2) an opinion of qualified FAA counsel as to the due recordation of the Lease Supplement and Security Agreement Supplement (in each case, if necessary) and all other documents or instruments the recordation of which is necessary to perfect and protect the rights of Lessor and the Administrative Agent in such Replacement Airframe and Related Engines and (3) such evidence of compliance with the insurance provisions of Section 11 with respect to such Replacement Airframe as Lessor or the Administrative Agent may reasonably request.

         Upon full compliance by the Lessee with the terms of this Section 10.3, Lessor shall convey to Lessee, at Lessee's cost and expense, all of Lessor's right, title and interest, "as-is, where-is and with all faults", without recourse or warranty, express or implied, in and to such replaced Airframe, with respect to which such Event of Loss occurred and such replaced Airframe shall no longer be deemed an Airframe hereunder and shall cooperate with the Lessee in having the Administrative Agent release the Lien of the Security Documents with respect to such Aircraft and take such further action as reasonably requested by Lessee and at Lessee's sole cost and expense, to effect such transfer, including the transfer of any manufacturer's and maintenance provider's warranties covering such Aircraft. No Event of Loss with respect to an Airframe under the circumstances contemplated by the terms of this Section 10.3 shall result in any reduction in Rent or Lessee's obligation to pay Rent hereunder.

         The Lessee further agrees to take such further action as Lessor or the Administrative Agent may reasonably request with respect to such Replacement Airframe to perfect the interest of Lessor and the Administrative Agent in such Replacement Airframe.

         10.4     EVENT OF LOSS WITH RESPECT TO A RELATED ENGINE.

         Upon the occurrence of an Event of Loss with respect to a Related Engine under circumstances in which there has not occurred an Event of Loss with respect to the Related Airframe (or an Event of Loss has occurred with respect to the Related Airframe and such Related Airframe is being replaced pursuant to
Section 10.2(i)) then, the Lessee shall forthwith (and in any event within ten
(10) Business Days after such occurrence) give Lessor written notice thereof and shall, within sixty (60) days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, as replacement for the Related Engine with respect to which such Event of Loss occurred, title to another engine of the same make and model as such Related Engine (or an engine of the same or another manufacturer of an equivalent or an improved model and in the case of a Related Engine, suitable for installation and use on its Related Airframe and compatible with the other Related Engine to such Related Airframe leased hereunder) free and clear of all Liens (other than Permitted Liens) and having an economic value, residual value, utility and remaining useful life at least equal to, and being in as good an operating condition, as the Related Engine subject to such Event of Loss (assuming that such Related Engine had been maintained in accordance with this Lease). Prior to or at the time of any such conveyance, Lessee will;

                  (i) furnish Lessor with a warranty bill of sale, in form and substance reasonably satisfactory to Lessor and Administrative Agent, with respect to such replacement engine,

                  (ii) cause a Lease Supplement and Security Agreement Supplement with respect to such replacement engine to be duly executed and filed for recording pursuant to the Federal Aviation Act and take such further actions, including the filing of Uniform Commercial Code financing statements, necessary to protect the interest of the Lessor and the Administrative Agent in such Related Engine,

                  (iii) furnish Lessor and Administrative Agent with an opinion of Lessee's counsel to the effect that such bill of sale is sufficient to transfer title to such engine,

                  (iv) furnish a certificate signed by a duly authorized officer of Lessee providing (1) a description of the Related Engine which shall be identified by manufacturer's serial number; (2) a description of the replacement engine (including the manufacturer's name and serial number); (3) that on the date of the Lease Supplement relating to the replacement engine the Lessor will be the owner of such replacement engine and that such replacement engine will be subject to the Lien of the Security Agreement, in each case, free and clear of all Liens except Permitted Liens; and (4) that each of the conditions specified in this Section 10.4 below with respect to such replacement engine have been satisfied, and

                  (v) furnish Lessor with such evidence of compliance with the insurance provisions of Section 11 hereof with respect to such replacement engine as Lessor may reasonably request.

Upon full compliance by Lessee with all of the terms of this Section 10.4, Lessor will convey to Lessee, at Lessee's cost and expense, all of Lessor's right, title and interest, "as-is, where-is and with all faults", without recourse or warranty expressed or implied, in and to such Related Engine with respect to which such Event of Loss occurred and such replaced Related Engine shall no longer be deemed an Related Engine hereunder and shall cooperate with Lessee in having the Administrative Agent release the Lien of the Security Documents with respect to such Related Engine and take such further action as reasonably requested by Lessee and at Lessee's sole cost and expense to effect such transfer, including the transfer of any manufacturer's and maintenance provider's warranties covering such Related Engine. No Event of Loss with respect to a Related Engine under the circumstances contemplated by the terms of this Section 10.4 shall result in any reduction of Rent or Lessee's obligation to pay Rent hereunder.

         10.5     APPLICATION OF OTHER PAYMENTS UPON EVENT OF LOSS.

         Except as set forth in Section 10.8 hereof, any payments (including without limitation insurance proceeds) received at any time by Lessor, Administrative Agent or by Lessee from any insurer, governmental authority or other party or insurer as a result of the occurrence of an Event of Loss will be applied as follows: (i) any such payments which in the aggregate are less than $2,000,000 shall be paid to or retained by the Lessee to satisfy its obligations under Section 10.2 hereof; and (ii) any such payments received at any time by Lessee which in the aggregate are greater than $2,000,000 shall be promptly paid to the Administrative Agent and so much of such payments as shall not exceed the amount of the Lease Balance for the Aircraft suffering such

Event of Loss and other amounts required to be paid by Lessee pursuant to
Section 10.2 hereof shall be applied by the Administrative Agent in reduction of Lessee's obligation to pay such amounts, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such amounts and the balance, if any, of such payments remaining thereafter shall be paid to or retained by Lessee.

         10.6     APPLICATION OF PAYMENTS NOT RELATING TO AN EVENT OF LOSS.

         Any payments (including without limitation insurance proceeds) received at any time by Lessor, Administrative Agent or Lessee from any insurer, governmental authority or other party with respect to any condemnation, confiscation, theft or seizure of, or requisition of title to or use of, or loss or damage to any Airframe or Related Engine not constituting an Event of Loss, will be applied directly in payment of repairs or for replacement of property in accordance with the provisions of Sections 8 and 9 hereof, if not already paid by the Lessee, or if already paid by Lessee and subject to the provisions of
Section 10.8 hereof, shall be applied to reimburse Lessee for such payment, and any balance remaining after compliance with said Sections with respect to such loss or damage shall be paid to Lessee.

         10.7     REQUISITION FOR USE.

         In the event of a requisition for use by any government during the Lease Term (so long as it shall not constitute an Event of Loss) of any Aircraft, Lessee shall promptly notify Lessor and the Administrative Agent of such requisition and all of Lessee's obligations under this Lease shall continue to the same extent as if such requisition had not occurred. Subject to the provisions of Section 10.8 hereof, any payments received by Lessor or Lessee from such government with respect to such requisition of use during such Lease Term shall be paid over to, or retained by, Lessee. In the event of an Event of Loss of an Airframe or Related Engine resulting from the requisition for use by a government of such Airframe or Related Engine, the Lessee may, if it shall be so entitled to pursuant to the provisions of Section 10, replace such Airframe or Related Engine hereunder by complying with the terms of Sections 10.3 and 10.4, as applicable, and any payments received by Lessor or Lessee from such government with respect to such requisition shall be paid over to, or retained by, Lessee; provided that, Lessor may hold any such payment as security for the performance of Lessee's obligations under Sections 10.3 and 10.4, as applicable, with respect to such Event of Loss and shall release the same upon completion of, or in connection with a closing for, such replacement.

         10.8 APPLICATION OF PAYMENTS DURING EXISTENCE OF SIGNIFICANT DEFAULTS AND LEASE EVENTS OF DEFAULT.

         Any amount referred to in this Section 10 which is payable to or retainable by Lessee shall not be paid to or retainable by Lessee if at the time of such payment or retention a Significant Default or a Lease Event of Default shall have occurred and be continuing, but shall be held by or paid over to the Administrative Agent as security for the obligations of the Lessee under this Lease and upon the written request of the applicable Lessee, or at the option of the Lessor, applied against such obligations as and when due. At such time as there shall not be continuing any such Significant Default or Lease Event of Default or after the exercise of remedies hereunder all of the obligations of Lessee hereunder and under the other Operative Documents shall have been fully and indefeasably satisfied, such amount shall be paid to the applicable Lessee to the extent not previously applied in accordance with the preceding sentence.

SECTION 11. INSURANCE.

         11.1     BODILY INJURY LIABILITY AND PROPERTY DAMAGE LIABILITY
                  INSURANCE.

         Subject to the right to self insure to the extent permitted by Section 11.4, Lessee will at all times throughout the Lease Term for each Aircraft carry and maintain or cause to be carried and maintained with insurers of recognized responsibility with respect to such Aircraft, comprehensive aircraft liability insurance including passenger legal liability, property damage liability, and contractual liability (exclusive of manufacturer's product liability insurance) in an amount not less than $50,000,000 per occurrence for each Aircraft of the type and covering the same risks and in the same amounts as from time to time applicable to aircraft owned or leased by Lessee and customary for corporations in the industry for similarly situated lessees.

         11.2     INSURANCE AGAINST LOSS OR DAMAGE TO AN AIRCRAFT.

         Subject to the provisions of Section 11.4 permitting self-insurance, Lessee shall at all times throughout the Lease Term for each Aircraft carry and maintain or cause to be carried and maintained in effect with insurers of recognized responsibility, with respect to such Aircraft, "all risk" aircraft hull insurance covering such Aircraft including coverage of Related Engines and Parts while temporarily removed from such Aircraft and not replaced by similar components, including, without limitation, war risk and governmental confiscation and expropriation and hijacking insurance, if and to the extent (x) the same is maintained by Lessee (or any sublessee) with respect to other aircraft owned, leased, or operated by Lessee (or such sublessee) on the same routes or (y) such Aircraft is operated in any recognized or threatened areas of hostilities, and fire, transit and extended coverage with respect to any Related Engines while removed from such Aircraft provided, that such insurance shall at all times while such Aircraft is subject to this Lease be for an amount (taking into account self-insurance to the extent permitted by Section 11.4) not less than the Lease Balance for such Aircraft. In the case of a loss with respect to an engine (other than a Related Engine) installed on an Airframe, Lessor shall hold any payment received by it of any insurance proceeds in respect of such loss for the account of Lessee or any other third party to the extent Lessee or such third party is entitled to receive such proceeds.

         Except during a period when a Lease Event of Default or a Significant Default has occurred and is continuing (in which case all losses will be adjusted by the loss payee), all losses will be adjusted with the insurers by Lessee. As between Lessor, the Administrative Agent and Lessee it is agreed that all insurance payments received as the result of an Event of Loss will be applied in accordance with the provisions of Section 10 hereof.

         11.3     REPORTS, ETC.

         Lessee will furnish, or cause to be furnished, to Lessor and each other Additional Insured on or before the Delivery Date of any Aircraft and on or before the renewal dates of Lessee's (or the sublessee's) relevant insurance policies during the Lease Term, a report, signed by (a) recognized independent firm of insurance brokers, which brokers may be regularly retained by Lessee (the "Insurance Brokers"), describing in reasonable detail the hull and liability insurance (and property insurance for detached engines and Related Engines) then carried and maintained with respect to the Aircraft. Lessee will cause such Insurance Brokers to agree to advise Lessor and each other Additional Insured in writing of any default in the payment of premium and to advise Lessor and each other Additional Insured at least thirty (30) days (seven (7) days in the case of any war risk and allied perils coverage) prior to the cancellation or material adverse change of any insurance maintained pursuant to this Section 11, provided that if the notice period specified above is not obtainable, the Insurance Brokers shall provide for as long a period of prior notice as shall then be obtainable. In addition, Lessee will also cause such Insurance Broker to deliver to Lessor and each other Additional Insured on or prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, substantially the same as delivered by Lessee to such parties on the Delivery Date of the Aircraft to which it relates except for the changes in the report or the coverage consistent with the terms hereof. In the event that Lessee shall fail to maintain or cause to be maintained insurance as herein provided, Lessor may at its sole option provide such insurance and, in such event, Lessee shall, upon demand, reimburse Lessor as Supplemental Rent for the cost thereof.

         11.4     SELF-INSURANCE.

         Lessee may self-insure, by way of deductible, premium adjustment provisions in insurance policies, or otherwise, under a program applicable to all aircraft in Lessee's fleet, the risks required to be insured against pursuant to Sections 11.1 and 11.2 but in no case shall the self-insurance with respect to any Aircraft exceed $500,000 per occurrence; provided, however, that nothing contained in this Section 11.4 limiting Lessee's right to self-insure shall be deemed to apply to any minimum per aircraft (or, if applicable, per policy period or per annum), hull or liability insurance deductible imposed by the hull or liability insurers.

         11.5     ADDITIONAL INSURANCE BY LESSOR AND LESSEE.

         Lessee may at its own expense carry insurance with respect to its interest in an Aircraft in amounts in excess of that required to be maintained by this Section 11 and proceeds of such insurance shall be payable directly to Lessee. The Lessor and any other Additional Insured each may carry for its own account at its sole cost and expense insurance with respect to its interest in an Aircraft, provided that such insurance does not prevent Lessee from carrying the insurance required or permitted by this Section 11 or adversely affect such insurance provided hereunder or the cost thereof.

         11.6     INDEMNIFICATION BY GOVERNMENT IN LIEU OF INSURANCE.

         Notwithstanding any provisions of this Section 11 requiring insurance, Lessor agrees to accept, in lieu of insurance against any risk with respect to an Aircraft, indemnification from, or insurance provided by, the government of the United States of America or any agency or instrumentality thereof the obligations of which are supported by the full faith and credit of the government of the United States of America, against such risk in an amount which, when added to the amount of insurance against such risk maintained by Lessee shall be at least equal to the amount of insurance against such risk otherwise required by this Section 11 (taking into account self insurance permitted by Section 11.4). Lessee shall furnish, in advance of attachment of such indemnity or insurance, if practical to do so, a certificate of a responsible financial or legal officer of Lessee confirming in reasonable detail the amount and scope of such indemnification or insurance and that such indemnification or insurance complies with the preceding sentence.

         11.7     TERMS OF INSURANCE POLICIES.

         Any policies carried in accordance with Sections 11.1 and 11.2 covering an Aircraft, and any policies taken out in substitution or replacement for any such policies, as applicable, (1) shall name the Lessor and each other Financing Party as additional insureds (the "Additional Insureds"), as their interests may appear, (2) shall name the Administrative Agent as sole loss payee to the extent provided in clause (12) below, (3) may provide for self-insurance to the extent permitted in Section 11.4, (4) shall provide that if the insurers cancel such insurance for any reason whatsoever or if any material change is made in the insurance which adversely affects the interest of any Additional Insured, such cancellation or change shall not be effective as to the Additional Insureds for thirty (30) days after receipt by (but, in the case of any war risk and allied perils coverage, and failure to pay premium seven (7) days and ten (10) days, respectively, after sending to) the Additional Insureds of written notice by such insurers of such cancellation or change, provided, however, that if any notice period specified above is not obtainable, such policies shall provide for as long a period of prior notice as shall then be obtainable, (5) shall provide that in respect of the Additional Insureds' interest in such policies the insurance shall not be invalidated by any action or inaction of Lessee (or any sublessee) and shall insure the respective interests of the Additional Insureds regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee (or any sublessee), (6) shall be primary without any right of contribution from any other insurance which is carried by any Additional Insured, (7) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if a separate policy covered each insured, (8) shall waive any right of the insurers of subrogation or to set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured, (9) shall provide that losses (other than for total loss of the Aircraft) shall be adjusted with Lessee (or, if a Lease Event of Default or Significant Default shall have occurred and be continuing, with the Administrative Agent), (10) shall provide that the Additional Insureds are not liable for any insurance premiums, (11) shall be effective with respect to both domestic and international operations, (12) shall provide that (i) except as specified in subclause (ii) of this clause (12), in the event of a loss involving proceeds in excess of $2,000,000, all proceeds in respect of such loss shall be payable to the Administrative Agent to be held by the Administrative Agent (whether such payment is made to Lessee (or any sublessee) or any third party) and applied in accordance with the provisions of Section
10.5 hereof, it being understood and agreed that in the case of any proceeds payable to the Administrative Agent other than in respect of an Event of Loss of the Aircraft, the Administrative Agent shall, upon receipt of evidence reasonably satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made or the replacement of property, apply the amount of such proceeds in accordance with the provisions of Section 10.6, and (ii) notwithstanding any language to the contrary contained herein, if a Significant Default or Lease Event of Default shall have occurred and be continuing and the insurers have been notified thereof by the Administrative Agent, all proceeds of loss shall be payable to the Administrative Agent and (13) if war risk coverage is maintained, shall contain a 50/50 clause per AVS 103.

SECTION 12. INSPECTION.

         During the Lease Term with respect to any Aircraft, Lessee shall furnish to Lessor and any Participant such information as Lessee possesses or is available to it concerning the location, condition, use, and operation of such Aircraft as Lessor or such Participant reasonably requests. Lessee shall permit, and use reasonable efforts to cause each sublessee to permit, any person designated in writing by Lessor, at Lessor's expense (except during the occurrence and continuation of a Lease Event of Default or a Significant Default, in which case at Lessee's cost and expense), to visit and inspect (at any reasonable time upon reasonable notice, provided that such inspection shall not unreasonably interfere in any respect with Lessee's operation or maintenance of any Aircraft and provided further that, unless a Lease Event of Default or a Significant Default is continuing, Lessor shall be limited to one such inspection during any period of twelve (12) consecutive months) each Aircraft and the records maintained in connection therewith and except, at Lessor's expense (except during the occurrence and continuation of a Lease Event of Default or a Significant Default, in which case at Lessee's cost and expense), to make copies of such records as Lessor may reasonably designate. Neither Lessor nor any Participant shall have any duty to make any such inspection or incur any liability or obligation by reason of not making any such inspection. Upon written request from Lessor or the Administrative Agent, Lessee shall provide Lessor or the Administrative Agent, as the case may be, with the anticipated dates of any scheduled maintenance visit involving any Aircraft within the four-month period following such request.

SECTION 13. EVENTS OF DEFAULT.

         The term "Lease Event of Default", wherever used herein, shall mean any of the following events under this Lease, whatever the reason for such Lease Event of Default and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation or any administrative or governmental body:

         (a) Payment. Lessee shall fail to make (i) any payment of Basic Rent within three (3) Business Days after the same is due and payable or (ii) any payment of Supplemental Rent within ten (10) days after receipt of written notice to Lessee that the same is due and payable; or

         (b) Certain Covenants. Lessee shall fail to observe or perform any of the covenants or agreements of Lessee set forth in Sections 6, 10.2(ii), 11, 21, 22 or 23 hereof; or

         (c) Other Covenants. Lessee shall fail to perform or observe any other covenant, condition, or agreement to be performed or observed by it under this Lease, or in any agreement or certificate executed and delivered by Lessee to any Financing Party in connection with the transactions evidenced by the Operative Documents, and such failure shall continue unremedied for 30 days after written notice to Lessee specifying such failure and demanding the same to be remedied; provided, however, that if Lessee shall have undertaken to cure any such failure and, notwithstanding the reasonable diligence of Lessee in attempting to cure such failure, such failure is not cured within said 30 days period but is curable with future due diligence, there shall exist no Lease Event of Default under this Section 13 for such further time, not to exceed 30 days, as may reasonably be required to effect such cure, so long as Lessee is proceeding with due diligence to cure such failure; or

         (d) Bankruptcy; Insolvency. An Insolvency Event with respect to Lessee shall occur; or

         (e) Misrepresentation. Any representation, warranty, statement or certification made by Lessee under this Lease or in any other Operative Document to which Lessee is a party or in any document or certificate executed and delivered by Lessee to any Financing Party in connection herewith or pursuant hereto shall prove to be untrue or incorrect in any material respect when made, or shall be breached in any material respect and, in each case, shall remain material at the time of discovery; or

         (f) Cross Default. An "Event of Default" (as therein defined) under the Credit Agreement shall have occurred and be continuing.

SECTION 14. REMEDIES.

         14.1     REMEDIES.

         (a) Remedial Options. Upon and after the occurrence and during the continuance of any Lease Event of Default, Lessor may, at its option, at any time thereafter, exercise one or more of the following remedies, as Lessor in its sole discretion shall lawfully elect (and in any event, upon the occurrence of an Insolvency Event, clause (i) below shall apply without demand by Lessor):
(i) demand that Lessee forthwith pay as liquidated damages, for loss of a bargain and not as a penalty, an amount equal to the aggregate Lease Balance for all the Aircraft then subject to this Lease and leased by it together with all Rent and other amounts due and payable by it for all periods up to and including the Payment Date following the date on which such Lease Event of Default occurred and upon receipt of such payment thereof, Lessor shall promptly transfer "as is," "where is," all of its right, title and interest in and to such Aircraft to Lessee free of Certificate Trustee Liens; (ii) demand that Lessee pay, and Lessee shall thereafter promptly pay, all amounts due for failure to maintain and/or return the Aircraft as provided herein and cause Lessee to assign to Lessor Lessee's rights under any warranty in force for the Aircraft; (iii) proceed by appropriate court action, either at law or in equity, to enforce the performance by

Lessee of the applicable covenants, agreements, or other obligations of the Operative Documents or to recover damages for breach hereof; (iv) by notice in writing terminate this Lease, whereupon all rights of the Lessee to use of the Aircraft shall absolutely cease and terminate, and Lessee shall forthwith deliver the Aircraft to Lessor or its designees in accordance with Section 6;
(v) lawfully enter the premises, with or without legal process, where any Aircraft is believed to be and take possession thereof; (vi) sell or otherwise dispose of any Aircraft in accordance with the Uniform Commercial Code of New York at private or public sale, in bulk or in parcels, with or without notice, and without having such Aircraft present at the place of sale; (vii) lease or keep idle all or part of any Aircraft; and (viii) collect from the Lessee all costs, charges and expenses, including reasonable legal fees and disbursements, incurred by Lessor and any other Financing Party by reason of the occurrence of any Lease Event of Default or the exercise of Lessor's remedies with respect thereto. In the event that Lessor sells the Aircraft pursuant to this section and receives net proceeds therefrom in excess of all amounts due hereunder and under the Operative Documents, Lessee shall be entitled to its respective valuable interest in such excess.

         (b) Cumulative Remedies. The foregoing remedies are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies at law, in equity, or under statute.

         (c) Application of Proceeds from Aircraft. Lessor shall have the right to receive for application any proceeds of sale, lease or other disposition of any Aircraft, if any, and shall have the right to apply same in the following order of priorities: (i) to pay all of any Financing Party's costs, charges and expenses incurred in enforcing its respective rights hereunder or in taking, removing, holding, repairing, selling, leasing or otherwise disposing of the Aircraft; then, (ii) to the extent not previously paid by Lessee, to pay all sums due and owing or accrued from Lessee pursuant to the Operative Documents; then (iii) any remaining balance shall be paid to Lessee.

         (d) Limited Effect of Waiver. Waiver of any Lease Event of Default shall not be a waiver of any other or subsequent Lease Event of Default. Lessor's effecting compliance in accordance with Section 16 hereof shall not constitute a waiver of a Lease Event of Default. The failure or delay of Lessor in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by Lessor shall not exhaust the same or constitute a waiver of any other right provided for in this Lease.

         (e) Obligation for Supplemental Rent. In addition, Lessee shall be liable in accordance with the provisions of Section 3.3 hereof for any and all unpaid Supplemental Rent due hereunder before or during the exercise of any of the foregoing remedies, and for reasonable legal fees and other costs and expenses incurred by any Financing Party by reason of the occurrence of any Lease Event of Default or the exercise of Lessor's remedies with respect thereto, including without limitation the repayment in full of any costs and expenses necessary to be expended in repairing any Aircraft in order to cause it to be in compliance with all maintenance standards imposed by this Lease and all Applicable Laws and Regulations and all other costs and expenses, including without limitation reasonable legal fees, involved in any appearance by any Financing Party in any bankruptcy or insolvency proceeding with respect to Lessee.

SECTION 15. FURTHER ASSURANCES; EXPENSES.

         15.1     FURTHER ASSURANCES.

         Lessee will duly execute and deliver to the Lessor and the Administrative Agent such further documents and assurances and take such further action as may be required by Applicable Laws and Regulations in order to effectively establish and protect the rights and remedies created in favor of such parties hereunder and under the Operative Documents, including without limitation the execution and delivery of supplements or amendments hereto and to the Operative Documents in recordable form and such filings as are required or desirable to Lessor or the Administrative Agent to maintain the right, title and interest of Lessor in and to the Aircraft and the remainder of the Trust Estate and to maintain the validity and perfection of the Lien of the Security Agreement on the Collateral, or as Lessor or the Administrative Agent may from time to time deem reasonably advisable; provided, that in connection with the foregoing Lessee shall also take such further action as is reasonably requested by Lessor or the Administrative Agent.

         15.2     EXPENSES.

         Lessee will pay all reasonable out of pocket costs, charges and expenses (including without limitation reasonable attorneys' fees and expenses) incident to any filing, refiling, recording and rerecording or depositing and redepositing of any instruments or incident to the taking of action in accordance with Section 15.1.

SECTION 16. LESSOR'S RIGHT TO PERFORM.

         If Lessee fails to make any payment required to be made by it hereunder or fails to perform or comply with any of its other agreements contained herein which requires the payment of money, Lessor may itself make such payment or perform or comply with such agreement which requires the payment of money, after giving prior written notice thereof to Lessee, but Lessor shall not be obligated hereunder to do so, and the amount of such payment, together with interest thereon at the Overdue Rate, to the extent permitted by Applicable Laws and Regulations, shall be deemed to be Supplemental Rent, payable by Lessee to Lessor within 30 days after written demand.

SECTION 17. ASSIGNMENT BY LESSOR.

         Lessee and Lessor hereby confirm that concurrently with the execution and delivery of this Lease, Lessor has executed and delivered, to the Administrative Agent, the Security Agreement, which is intended to assign as collateral security and grant a Lien in favor of the Administrative Agent in, to and under (among other things) this Lease and the Rent payable hereunder (excluding Excluded Amounts), all as more explicitly set forth in the Security Agreement. Lessor agrees that it shall not otherwise assign or convey its right, title and interest in and to this Lease and the Rent payable hereunder or any other part of the Collateral, except (a) as expressly permitted by and subject to the provisions of the Participation Agreement, the Trust Agreement and the Security Agreement or (b) following the discharge of the Lien of the Security Agreement in accordance with its terms.

         Lessee hereby consents to such assignment and to the creation of such Lien and consents to the terms and provisions thereof. Lessee (x) acknowledges that the Security Agreement provides for the exercise by the Administrative Agent of all rights of Lessor hereunder to give any consents, approvals, waivers, notices or the like, to make any elections, demands or the like (excluding with regard to the Excluded Amounts), (y) acknowledges receipt of an executed counterpart of the Security Agreement as in effect on the date hereof and consents to all of the provisions thereof and (z) agrees that, to the extent provided in the Security Agreement, the Administrative Agent shall have all the rights of Lessor hereunder (excluding such rights relating to any Excluded Amounts) as if the Administrative Agent had originally been named as Lessor herein, to the extent provided in the Security Agreement. Notwithstanding any provision of this Lease or any other Operative Document but without prejudice to Lessor's rights expressly provided for in the Security Agreement, so long as Lessor's interest in this Lease and the Rent payable hereunder (excluding the Excluded Amounts) is subject to the Lien of the Security Agreement, Lessee shall make all payments of Rent (excluding Excluded Amounts) to the Administrative Agent to such account as the Administrative Agent may specify to the Lessee from time to time for distribution in accordance with the terms of the Operative Documents, and the obligation of Lessee to make all such payments shall not be subject to any defense, counterclaim, setoff or other right or claim of any kind which Lessee may be able to assert against Lessor, or any other Financing Party in any action regarding this Lease or otherwise.

SECTION 18. NET LEASE, ETC.

         This Lease is a net lease and Lessee's respective obligation to pay all Rent payable by it hereunder shall be absolute, unconditional and irrevocable and shall not be affected by any circumstance of any character including without limitation (a) any set-off, abatement, counterclaim, suspension, recoupment, reduction, rescission, defense or other right that Lessee may have against Lessor or any other Person for any reason whatsoever, (b) any defect in title, merchantability, condition, design, compliance with specifications, operation or fitness for use of all or any part of any Aircraft, or any interruption or cessation in or prohibition of the use or possession of any Aircraft for any reason whatsoever, (c) any damage to, or removal, abandonment, requisition, taking, condemnation, loss, theft or destruction of all or any part of any Aircraft or any interference, interruption, restriction, curtailment or cessation in the use or possession of any Aircraft by Lessee or any other Person for any reason whatsoever or of whatever duration, (d) any insolvency, bankruptcy, reorganization or similar proceeding by or against Lessee, Lessor or any other Person, (e) the invalidity, illegality or unenforceability of this Lease, any other Operative Document, or any other instrument referred to herein or therein or any other infirmity herein or therein or any lack of right, power or authority of Lessee to enter into this Lease or any other Operative Document to which it is a party or to perform the obligations hereunder or thereunder or consummate the transactions contemplated hereby or thereby or any doctrine of force majeure, impossibility, frustration or failure of consideration, or (f) any other circumstance or happening whatsoever, foreseeable or unforeseeable, whether or not similar to any of the foregoing. To the extent permitted by Applicable Laws and

Regulations, Lessee hereby waives any and all rights which it may now have or which at any time thereafter may be conferred upon it, by law or otherwise, to terminate, cancel, quit or surrender this Lease with respect to any Aircraft, except in accordance with the express terms hereof. Each payment of Rent made by Lessee hereunder shall be final and Lessee shall not seek or have any right to recover all or any part of such payment from Lessor or any other Person for any reason whatsoever. If for any reason whatsoever this Lease shall be terminated by operation of law or otherwise except as expressly provided herein, Lessee shall nonetheless pay an amount equal to each Rent payment at the time and in the manner that such payment would become due and payable hereunder if this Lease had not been terminated.

SECTION 19. NOTICES.

         Unless otherwise specifically provided herein, all notices required or permitted by the terms hereof shall be given in the manner provided in the Participation Agreement.

SECTION 20. ASSIGNMENT, SUBLEASE OR TRANSFER.

         EXCEPT AS OTHERWISE PROVIDED HEREIN, LESSEE WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR AND THE ADMINISTRATIVE AGENT (WHICH SHALL BE GIVEN OR WITHHELD IN SUCH PARTY'S REASONABLE DISCRETION), ASSIGN, SUBLEASE OR OTHERWISE TRANSFER ITS RIGHTS OR OBLIGATIONS WITH RESPECT TO ANY AIRCRAFT, HEREUNDER OR UNDER ANY OF THE OTHER OPERATIVE DOCUMENTS EXCEPT AS EXPRESSLY PERMITTED BY THE TERMS OF THIS LEASE, AND ANY ATTEMPTED ASSIGNMENT, SUBLEASE OR OTHER TRANSFER BY LESSEE WITHOUT SUCH CONSENT SHALL BE NULL AND VOID.

SECTION 21. EARLY TERMINATION OPTIONS; OBLIGATION TO PURCHASE; SUBSTITUTION.

         21.1     EARLY TERMINATION OPTIONS.

         (a)      Without limitation of Lessee's purchase obligation pursuant to
Section 21.2, provided no Lease Default under Section 13(d) hereof or Lease Event of Default shall have occurred and be continuing, Lessee may on any Payment Date after the first anniversary of the Closing Date (or such earlier Payment Date if an Insolvency Event (as such term is defined in the LAPA) occurs with respect to the CP Lender or if the Commercial Paper Notes are not rated at least A-1 by S&P and P-1 by Moody's) terminate the Lease Term with respect to all or any Aircraft upon providing written notice of the date of such termination (the "Voluntary Termination Date") to Lessor at least thirty (30) days (but no more than 45 days) prior to the Voluntary Termination Date. Lessee may exercise such early termination option (the "Voluntary Termination Option") to the extent on the Voluntary Termination Date designated for such sale, the Lessee pays to Lessor the Purchase Amount for such Aircraft (in good, immediately available funds). Upon receipt of all funds then due and owing to Lessor hereunder, Lessor shall transfer all of its right, title and interest in and to such Aircraft to Lessee on an "as-is," "where-is" and "with all faults" basis free of Certificate Trustee Liens and deliver a bill of sale and all other documentation reasonably necessary to transfer all of Lessor's right, title and interest in and to such Aircraft and shall cooperate with the Lessee in having the Administrative Agent release the Lien of the Security Documents with respect to such Aircraft and take such further action as reasonably requested by Lessee and at Lessee's sole cost and expense to effect such transfer, including the transfer of any manufacturer's and maintenance provider's warranties covering such Aircraft.

         (b) Provided no Lease Default under Section 13(d) hereof or Lease Event of Default shall have occurred and be continuing, the Lessee may, upon providing Lessor with thirty (30) days (but no more than 45 days) irrevocable prior written notice, on any Payment Date (the "Early Sale Option Date"), terminate the Lease Term with respect to all or any Aircraft and sell such Aircraft on behalf of Lessor for cash to a purchaser or purchasers on an "as-is", "where-is" and "with all faults" basis, without recourse to or representation or warranty by Lessor, except for a warranty against Certificate Trustee Liens. Lessee shall within five (5) Business Days of the Early Sale Option Date of any Aircraft certify to Lessor in writing the amount and terms of such sale and the name and address of the party or parties acquiring such Aircraft. Any sale of any Aircraft pursuant to this Section 21.1(b) shall be completed on the Early Sale Option Date for such Aircraft and if such sale is not completed on such date, Lessee shall be deemed to have elected the Voluntary Termination Option with respect to such Aircraft for such date and comply with the provisions of Section 21.1(a) hereof as if such option had been elected. Lessee shall bear its own expense and pay the reasonable expenses of Lessor and each Financing Party in connection with any such sale process pursuant to this
Section 21.1(b). None of the foregoing costs or expenses shall be deducted from the Sale Proceeds or serve to reduce the purchase price to be paid for any Aircraft. On the Early Sale Option Date with respect to any Aircraft, the Lessor shall, at the Lessee's expense, and subject to receipt by the Lessor and each other Financing Party of all amounts due and owing to it by the Lessee hereunder and under the other Operative Documents, convey to the Lessee or its designee all right, title and interest of Lessor in and to such Aircraft, "as-is", "where-is", and "with all faults", without recourse to or representation or warranty by Lessor, except for a warranty against Certificate Trustee Liens, and shall execute and deliver to Lessee or its designee bills of sale and such other appropriate instruments of transfer reasonably requested by Lessee to evidence such conveyance and shall cooperate with the Lessee in having the Administrative Agent release the Lien of the Security Documents with respect to such Aircraft and take such further action as reasonably requested by Lessee and at Lessee's sole cost and expense to effect such transfer, including the transfer of any manufacturer's and maintenance provider's warranties covering such Aircraft. Lessee may make any other representation or warranty to the buyer at Lessee's own risk. All sale proceeds shall be paid to Lessor. As a condition to Lessee's rights hereunder, Lessee shall obtain all necessary governmental consents and approvals and make all governmental filings required by Lessee or Lessor in connection with such sale. No Financing Party shall have any responsibility for procuring any purchaser.

         On the Early Sale Option Date of any Aircraft, Lessee shall pay to Lessor all Rent then due together with all other amounts due and payable by Lessee to Lessor, any Financing Party or any Indemnitee under the Operative Documents. Lessor shall retain from the aggregate net Sale Proceeds with respect to any Aircraft an amount equal to the aggregate outstanding Lease Balance for such Aircraft as of such Early Sale Option Date (as determined after the payment of all Rent due on such date). If the net Sale Proceeds with respect to any Aircraft actually and irrevocably received by Lessor exceed the Lease Balance for such Aircraft as of the relevant Expiration Date plus any unpaid Rent due and owing on such date, Lessor shall pay to the Lessee the portion of such net Sale Proceeds in excess thereof. If the net Sale Proceeds with respect to any Aircraft are less than the aggregate outstanding Lease Balance for such Aircraft, the Lessee shall pay or shall cause to be paid to Lessor, as Supplemental Rent, on the Early Sale Option Date, in addition to such net Sale Proceeds, an amount equal to the amount by which the Lease Balance for such Aircraft exceeds such net Sale Proceeds actually and irrevocably received by Lessor. The obligation of Lessee to pay the amounts determined pursuant to this
Section 21.1(b) shall be recourse obligations of Lessee.

         21.2     REQUIRED PURCHASE.

         Provided that Lessor has not exercised any other remedy inconsistent therewith, Lessee shall be obligated to purchase the Aircraft then subject to this Lease for the Purchase Amount (a) automatically and without notice upon the occurrence and during the continuation of any Lease Event of Default arising as a result of an Insolvency Event and (b) immediately upon written demand of Lessor upon the occurrence and during the continuation of any other Lease Event of Default. Upon payment to the Lessor of the Purchase Amount, Lessor shall transfer its right, title and interest in such Aircraft to the Lessee pursuant to Section 23.2 hereof.

         21.3     REPLACEMENT OF AIRCRAFT.

         Lessee shall have the option, provided no Significant Default or Lease Event of Default shall have occurred and be continuing, to replace an Aircraft originally leased under this Lease upon providing written notice of the date of such replacement (the "Replacement Date") to Lessor at least ninety (90) days (but no more than 120 days) prior to the Replacement Date. On the Replacement Date, Lessee shall convey or cause to be conveyed to Lessor, in accordance with Sections 10.3 and 10.4 hereof, as if an Event of Loss had occurred to the Aircraft being replaced, a Replacement Airframe and replacement engines, free and clear of all Liens (other than Permitted Liens). Upon full compliance by Lessee with the terms of this Section 21.3, Lessor shall convey to Lessee, at Lessee's cost and expense, all of Lessor's right, title and interest, "as is", "where is" and "with all faults" without recourse or warranty, express or implied, in and to such Aircraft being replaced, and such Aircraft shall no longer be deemed an "Aircraft" hereunder, and shall cooperate with the Lessee in having the Administrative Agent release the Lien of the Security Documents with respect to such Aircraft and take such further action as reasonably requested by Lessee and at Lessee's sole cost and expense to effect such transfer, including the transfer of any manufacturer's and maintenance provider's warranties covering such Aircraft. No replacement of an Aircraft pursuant to this Section
21.3 shall result in any reduction of Rent or Lessee's obligation to pay Rent hereunder.

SECTION 22. END OF TERM OPTIONS; EARLY PURCHASE OPTIONS.

         22.1     END OF TERM OPTIONS.

         At least ninety (90) days before the scheduled expiration date of the Lease Term of any Aircraft, Lessee shall, by delivery of written notice to Lessor and the Administrative Agent, exercise one of the following options with respect to such Aircraft:

         (a) Renew this Lease with respect to such Aircraft for an additional one-year Renewal Term (the "Renewal Option") on the terms and conditions set forth herein and in the other Operative Documents; provided that the Renewal Option shall not be available for any Aircraft at the end of the second (2nd) Renewal Term of such Aircraft; or

         (b) Purchase for cash in the amount of the Purchase Amount for such Aircraft on the last day of the Lease Term for such Aircraft (the "Purchase Option"); and if Lessee shall have elected the Purchase Option, with respect to such Aircraft Lessor shall, upon the payment to Lessor of the Purchase Amount for each such Aircraft, convey to Lessee or its designee all right, title and interest of Lessor in and to such Aircraft, "as-is", "where-is", and "with all faults", without recourse to or representation or warranty by Lessor, except for a warranty against Certificate Trustee Liens, and shall execute and deliver to Lessee or its designee bills of sale and such other appropriate instruments of transfer reasonably requested by Lessee to evidence such conveyance and shall cooperate with the Lessee in having the Administrative Agent release the Lien of the Security Documents with respect to such Aircraft.

         (c) Sell on behalf of Lessor for cash to a purchaser or purchasers not in any way affiliated with Lessee or any of its Affiliates such Aircraft then subject to this Lease (and not subject to an Event of Loss or subject to an event or condition which with notice or lapse of time or both would become an Event of Loss) on the last day of the Lease Term for such Aircraft and simultaneously pay the Lessor all of the proceeds of such sale (the "Sale Option"). Lessee's right to sell any Aircraft pursuant to the Sale Option shall be conditioned upon and subject to (i) the fulfillment by Lessee of each of the terms and conditions set forth in Section 23 and (ii) there not being at the time of such sale any existing subleases relating to such Aircraft. Following Lessee's election of the Sale Option, Lessee shall not remove any Additional Parts.

         22.2     ELECTION OF OPTIONS.

         To the extent that the Renewal Option is available for any Aircraft, and unless Lessee shall have affirmatively elected in accordance with the provisions hereof the Purchase Option or the Sale Option with respect to any Aircraft with the same Base Term Expiration Date, Lessee shall be deemed to have elected the Renewal Option for such Aircraft. To the extent that the Renewal Option is not available for any reason, unless Lessee shall have (a) affirmatively elected the Sale Option within the time period provided for in
Section 22.1 and (b) satisfied each of the requirements in Section 23, Lessee shall be deemed to have elected the Purchase Option with respect to such Aircraft. In addition, the Sale Option shall automatically be revoked, if there exists and there shall be continuing a Lease Default or a Lease Event of Default at any time after the Sale Option is properly elected or Lessee fails to comply with each of the terms and conditions set forth in Section 22 and Lessor shall be entitled to exercise all rights and remedies provided in Section 14. No Lessee may elect the Sale Option if there exists and there shall be continuing on the date the election is made a Lease Default or a Lease Event of Default.

         22.3     RENEWAL OPTIONS.

         The exercise of any Renewal Option with respect to any Aircraft by Lessee shall be subject to satisfaction of the following conditions:

                  (i) on the Expiration Date then in effect for such Aircraft and on the date Lessee gives notice of its exercise of the Renewal Option, no Significant Default or Lease Event of Default shall have occurred and be continuing; and

                  (ii) Lessee shall not have exercised the Sale Option or the Purchase Option with respect to such Aircraft. Lessee's exercise of a Renewal Option shall be deemed to be a representation by Lessee that on both the applicable Expiration Date and the date Lessee gives notice of its exercise of the Renewal Option, no Significant Default or Lease Event of Default shall have occurred and be continuing.

SECTION 23. SALE OPTION.

         23.1     SALE OPTION PROCEDURES.

         If Lessee elects the Sale Option with respect to any Aircraft, Lessee shall use its best commercial efforts as nonexclusive agent for Lessor for the remainder of the Lease Term of such Aircraft to obtain the highest all cash purchase price for the purchase of such Aircraft, and in the event Lessee receives any bid, Lessee shall within five (5) Business Days after receipt thereof, and at least twenty (20) Business Days prior to the applicable Expiration Date, certify to Lessor in writing the amount and terms of such bid, the name and address of the party or parties (who shall not be Lessee or any Affiliate of Lessee or any Person with whom Lessee has an understanding or arrangement regarding their future use, possession or ownership of the Aircraft), but who may be any Financing Party, any Affiliate thereof, or any Person contacted by any Financing Party (other than any Person referred to in the foregoing parenthetical) submitting such bid. Any sale of any Aircraft pursuant to the Sale Option shall be completed on the Expiration Date for such Aircraft. Unless, pursuant to the terms of the bids submitted the Sale Proceeds shall exceed the aggregate outstanding Lease Balance of the Aircraft being sold pursuant to the Sale Option as of the Expiration Date, any Financing Party may submit a bid to the Lessee not later than five (5) Business Days prior to the applicable Expiration Date. Lessee shall bear its own expense and pay the reasonable expenses of Lessor and each Financing Party in connection with any such bidding and sale process pursuant to this Section 23.1 as well as all reasonable costs and expenses incurred by any party (including a buyer or potential buyer) to place any Aircraft in the condition required by Section 6. None of the foregoing costs or expenses shall be deducted from the Sale Proceeds or serve to reduce the purchase price to be paid for any Aircraft. After the Lessee shall have certified to Lessor all bids received, if all such bids received on an all cash basis are for less than the aggregate outstanding Lease Balance for the Aircraft being sold pursuant to the Sale Option as of the applicable Expiration Date, any

Financing Party, any Affiliate thereof, or any Person contacted by any Financing Party may submit a further bid or bids to Lessee not later than five (5) Business Days prior to such Expiration Date. On or before the applicable Expiration Date, so long as no Lease Event of Default or Lease Default shall have occurred and be continuing: (i) Lessor shall transfer all of Lessor's right, title and interest in the Aircraft so sold, or cause such Aircraft to be transferred, to the bidder, if any, which shall have submitted the highest bid therefor at least twenty (20) Business Days (or in the case of a Financing Party, any Affiliate thereof or Person contacted by a Financing Party, five (5) Business Days) prior to such Expiration Date, in the same manner and in the same condition and otherwise in accordance with all of the terms of this Lease; (ii) subject to the prior or current payment by the Lessee of all amounts due under clause (iii) of this sentence, Lessor shall comply with any conditions to transfer set forth in Section 23.2 in order to transfer Lessor's right, title and interest in and to the relevant Aircraft for cash to such bidder; and (iii) Lessee shall simultaneously pay to Lessor all of the amounts required pursuant to Section 23.3. All reasonable costs related to a sale and delivery pursuant to this Section 23.1 including the cost of sales agents retained by Lessee, Lessor or the Financing Parties, delivery of documents, filing and documentary transfer fees, Taxes relating to or arising as a result of such transfer, legal costs, costs of notices, any advertisement or other similar costs shall be borne entirely by the Lessee, without regard to whether such costs were incurred by Lessor, Lessee or any potentially qualified buyer, and shall in no event be paid by the purchaser of any Aircraft or from any of the Sale Proceeds or as a reduction to the purchase price. No Financing Party shall have any responsibility for procuring any purchaser; provided, however, that Lessor and its designees may, at the direction of the Administrative Agent, engage in activities to market and sell the Aircraft at Lessee's cost and expense. Any such activities undertaken by Lessor pursuant to this Section 23.1 shall not reduce Lessee's obligations under this Section 23.1 to use its best commercial efforts to sell the Aircraft in accordance with the requirements of this Section 23.

         23.2     SALE.

         Lessor shall, on the respective Expiration Date of any Aircraft at the Lessee's expense, and subject to receipt by the Lessor and each other Financing Party of all amounts due and owing to it by the Lessee hereunder and under the other Operative Documents and the provisions of Section 23.4, convey to the Lessee or its designee all right, title and interest of Lessor in and to such Aircraft, "as-is", "where-is", and "with all faults", without recourse to or representation or warranty by Lessor, except for a warranty against Certificate Trustee Liens, and shall execute and deliver to Lessee or its designee bills of sale and such other appropriate instruments of transfer reasonably requested by Lessee to evidence such conveyance and shall cooperate with the Lessee in having the Administrative Agent release the Lien of the Security Documents with respect to such Aircraft. Lessee may make any other representation or warranty to the buyer at Lessee's own risk. All sale proceeds shall be paid to Lessor. As a condition to Lessee's rights hereunder, Lessee shall obtain all necessary governmental consents and approvals and make all governmental filings required by Lessee or Lessor in connection with any third party sale. Lessee shall cooperate with the purchaser of any Aircraft in order to facilitate the ownership and operation of such Aircraft by such purchaser after the date of the sale or transfer, including providing all books, reports and records regarding the maintenance, repair and ownership of such Aircraft. As a further condition to Lessee's rights hereunder, Lessee shall pay the total cost for all Required Alterations or Improvements commenced or required to be commenced prior to the respective Expiration Date and for the repair and rebuilding of any Aircraft so that on the date of sale such Aircraft is in the condition required by Section 6 hereof. All Required Alterations or Improvements and all such repairs and rebuilding shall be completed prior to the date of Lessee's election of the Sale Option. The obligations of Lessee under this Section 23.2 shall survive the expiration or termination of this Lease. Unless Lessee shall have exercised or been deemed to have exercised its Purchase Option with respect to any Aircraft, Lessor shall at the Lessee's expense be entitled to perform such investigation, including obtaining reports of appraisers as to the condition and state of repair and maintenance of such Aircraft required by this Section 23.2 and as to the compliance of such Aircraft with Applicable Laws and Regulations, as it deems appropriate. Lessee, at its sole cost and expense, shall cause the repair or other remediation of any discrepancies between the actual condition of any Aircraft and the condition required by Section 6 hereof, such repair or remediation to be completed not later than the Expiration Date of such Aircraft.

         23.3 APPLICATION OF SALE PROCEEDS AND RECOURSE PAYMENTS IN CONNECTION WITH THE SALE OPTION.

         (a) On the Expiration Date of any Aircraft in connection with an exercise of the Sale Option with respect to such Aircraft, Lessee shall pay to Lessor all Rent then due together with all other amounts due and payable by Lessee to Lessor, any Financing Party or any Indemnitee. Lessor shall retain from the aggregate net Sale Proceeds with respect to any Aircraft an amount equal to the aggregate outstanding Lease Balance for such Aircraft as of such Expiration Date (as determined after the payment of all Rent due on such date). If the net Sale Proceeds with respect to any Aircraft actually and irrevocably received by Lessor exceed the Lease Balance for such Aircraft as of the relevant Expiration Date plus any unpaid Rent due and owing on such date, Lessor shall pay to the Lessee the portion of such net Sale Proceeds in excess thereof. If the net Sale Proceeds with respect to any Aircraft are less than the aggregate outstanding Lease Balance for such Aircraft, the Lessee shall pay or shall cause to be paid to Lessor, as Supplemental Rent, on the Expiration Date, in addition to such net Sale Proceeds, an amount equal to the lesser of (x) the Sale Recourse Amount for the Aircraft so sold and (y) the amount by which the Lease Balance for such Aircraft exceeds such net Sale Proceeds actually and irrevocably received by Lessor. The provisions of this Section 23.3(a) shall not apply with respect to the early termination options under Section 21.1.

         (b) The obligation of Lessee to pay the amounts determined pursuant to Section 23.3(a) shall be recourse obligations of Lessee, and such payments by Lessee shall not limit any other obligation of Lessee under the Operative Documents, including pursuant to Section 7 of the Participation Agreement.

SECTION 24. LIMITATION OF LESSOR'S LIABILITY.

         It is expressly agreed and understood that all representations, warranties and undertakings of Lessor hereunder (except as expressly provided herein) shall be binding upon Lessor only in its capacity as Certificate Trustee under the Trust Agreement and in no case shall the Trust Company be personally liable for or on account of, any statements, representations, warranties, covenants or obligations stated to be those of Lessor hereunder, except that the Trust Company

(or any successor Certificate Trustee) shall be personally liable for its gross negligence, fraud or willful misconduct or the failure to use ordinary care in the handling of funds and for its breach of its covenants, representations and warranties contained herein to the extent covenanted or made in its individual capacity.

SECTION 25. MISCELLANEOUS.

         25.1     GOVERNING LAW; WAIVER OF JURY TRIAL; SEVERABILITY.

         THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK; WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE (EXCEPT TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW) PROVIDED, THAT THE PARTIES SHALL BE ENTITLED TO ALL RIGHTS CONFERRED BY ANY APPLICABLE FEDERAL LAW. EACH OF THE LESSOR AND THE LESSEE, (I) HEREBY IRREVOCABLY SUBMITS FOR ITSELF AND ITS PROPERTY TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY, AND TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT TO WHICH IT IS A PARTY, THE SUBJECT MATTER OF ANY THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY BROUGHT BY ANY PARTY OR PARTIES THERETO, OR THEIR SUCCESSORS OR ASSIGNS, (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT TO WHICH IT IS A PARTY OR THE SUBJECT MATTER OF ANY THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY NOT BE ENFORCED IN OR BY SUCH COURTS AND (III) HEREBY WAIVES ITS RIGHT TO A JURY TRIAL. EACH OF THE LESSOR AND THE LESSEE CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN THE PARTICIPATION AGREEMENT.

         LESSEE AND LESSOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THAT THEY MAY EFFECTIVELY DO SO THE RIGHT TO A TRIAL BY JURY.

         Whenever possible, each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Lease shall be prohibited by or invalid under the laws of any jurisdiction, such provision, as to such jurisdiction, shall be, to the extent permitted by law, ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease in any other jurisdiction.

         25.2     EXECUTION IN COUNTERPARTS.

         This Lease may be executed in any number of counterparts, each executed counterpart constituting an original and in each case such counterparts shall constitute but one and the same instrument; provided, that to the extent this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code) no Lien on this Lease may be created through the transfer or possession of any counterpart hereof other than the counterpart bearing the receipt therefor executed by the Administrative Agent on the signature page hereof, which counterpart shall constitute the only "original" hereof for purposes of the Uniform Commercial Code.

         25.3     AMENDMENTS AND WAIVERS.

         No term, covenant, agreement or condition of this Lease may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto and except as may be permitted by the terms of the other Operative Documents.

         25.4     BUSINESS DAYS.

         If any payment is to be made hereunder or any action is to be taken hereunder on any date that is not a Business Day, such payment or action otherwise required to be made or taken on such date shall be made or taken on the immediately succeeding Business Day with the same force and effect as if made or taken on such scheduled date and as to any payment; provided, any such payment is made on such succeeding Business Day; provided, further notwithstanding the foregoing, (a) where the next succeeding Business Day falls in the next succeeding calendar month such payment shall be made on the next preceding Business Day, (b) no Payment Date shall extend beyond the Maturity Date and (c) where a rent period (for purposes of calculation of installments of Basic Rent) begins on a day for which there is no numerically corresponding day in the calendar month in which such rent period is to end, such rent period shall end on the last Business Day of such calendar month.

         25.5     DIRECTLY OR INDIRECTLY.

         Where any provision in this Lease refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         25.6     UNIFORM COMMERCIAL CODE.

         The parties hereto intend that this Lease be construed as a "finance lease" under Article 2-A of the New York Uniform Commercial Code. Notwithstanding any other provision herein to the contrary, the parties hereto agree that, to the extent permitted by law, Article 2-A-401 of the Uniform Commercial Code of the State of New York shall not be applicable to this Lease or the obligations of the parties hereunder.

         25.7     TRUTH IN LEASING.

         THE AIRCRAFT, AS EQUIPMENT, BECAME SUBJECT TO THE MAINTENANCE REQUIREMENTS OF PART 91 OF THE FEDERAL AVIATION REGULATIONS ("FARS") UPON THE REGISTRATION OF THE AIRCRAFT WITH THE FAA. LESSEE CERTIFIES THAT DURING THE 12 MONTHS (OR PORTION THEREOF DURING WHICH THE AIRCRAFT HAS BEEN SUBJECT TO U.S. REGISTRATION) PRECEDING THE EXECUTION OF THIS LEASE, THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER PART 91 OF THE FARS. LESSEE CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PART 91 OF THE FARS FOR OPERATIONS TO BE CONDUCTED UNDER THE LEASE. UPON EXECUTION OF THIS LEASE, AND DURING THE TERM HEREOF, THE LESSEE CERTIFIES THAT THE LESSEE SHALL BE RESPONSIBLE FOR THE OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THE LEASE. THE LESSEE FURTHER CERTIFIES THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FARS. AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FARS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION FLIGHT STANDARD DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE OR AIR CARRIER DISTRICT OFFICE.

            [The remainder of this page is intentionally left blank]

         IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be duly executed and delivered by their respective officers as of the day and year first above written.

                                       LESSOR:

                                       FIRST SECURITY BANK, NATIONAL
                                       ASSOCIATION, not in its individual
                                       capacity except as expressly provided
                                       herein, but solely as Certificate Trustee under Steelcase Trust No. 2000-1

                                       By:    /s/ Val T. Orton
                                           -------------------------------------
                                       Name:          Val T. Orton
                                       Title:         Vice President

                                       LESSEE:

                                       STEELCASE INC.

                                       By:    /s/ Alwyn Rougier-Chapman
                                           -------------------------------------
                                       Name:          Alwyn Rougier-Chapman
                                       Title: Sr. VP - Finance and CFO

         *Receipt of the original counterpart of the foregoing Lease is hereby acknowledged on this 26th day of May, 2000.

                                       FIRST SECURITY TRUST COMPANY OF NEVADA,
                                       as Administrative Agent

                                       By:    /s/ Val T. Orton
                                           -------------------------------------
                                       Name:          Val T. Orton
                                       Title:         Trust Officer

----------------
* This acknowledgment is executed in the original counterpart only.

                                                      Steelcase Trust No. 2000-1

                                    EXHIBIT A
               LEASE SUPPLEMENT AND ACCEPTANCE CERTIFICATE NO. __
                          (Steelcase Trust No. 2000-1)

         LEASE SUPPLEMENT AND ACCEPTANCE CERTIFICATE NO. __ (Steelcase Trust No. 2000-1) dated as of _______________ ____, ______ (as amended, modified, supplemented, restated and/or replaced from time to time, the "Lease Supplement") between FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity except as expressly provided herein, but solely as Certificate Trustee under Steelcase Trust No. 2000-1 (together with its successors and assigns permitted hereunder, the "Lessor"), and Steelcase Inc., a Michigan corporation (together with its successors and assigns permitted under the Lease referred to below, the "Lessee");

                              W I T N E S S E T H:

         Lessor and Lessee have heretofore entered into that certain Master Aircraft Lease Agreement (Steelcase Trust No. 2000-1) dated as of May 26, 2000 (as amended, modified, supplemented, restated and/or replaced from time to time, the "Lease"). The Lease provides for the execution and delivery of a Lease Supplement substantially in the form hereof for the purpose of confirming the acceptance and lease of the Aircraft under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof. Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in or by reference in, the Lease. For purposes of this Lease Supplement, "Aircraft" shall refer to the Aircraft identified on Schedule 1 attached hereto.

         NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

         1. Lessee hereby acknowledges and confirms Section 5 of the Lease, with respect to the Aircraft.

         2. Lessor hereby confirms delivery and lease to Lessee, and Lessee hereby confirms acceptance and lease from Lessor, under the Lease as hereby supplemented, the Aircraft.

         3. Lessee hereby represents and warrants that to the best of its knowledge no Event of Loss has occurred with respect to the Aircraft set forth on Schedule 1 hereto as of the date hereof.

         4. The Equipment Cost of the Aircraft leased hereunder is set forth in Schedule 1 herein.

         5. The Base Term Commencement Date for the Aircraft is ___________, _____. The Base Term Expiration Date for the Aircraft is
___________ ___, _____. The Fixed Basic Rent for the Aircraft is set forth in
Schedule 2 attached hereto.

         6. The Sale Recourse Amount, for the Aircraft subject to this Lease Supplement is an amount equal to the Equipment Cost for such Aircraft multiplied by ____% on the Base Term Expiration Date; ____%, on last day of the first Renewal Term, if any; and ____% on the last day of the second Renewal Term, if any.

         7. The Delivery Date for the Aircraft subject to this Lease Supplement is [THE DATE HEREOF] [__________________, 2000].

         8. All of the terms and provisions of the Lease are hereby incorporated by reference into this Lease Supplement and Lessee hereby confirms its agreement, in accordance with the Lease as supplemented by this Lease Supplement, to pay Rent to Lessor or such other Person, as appropriate, as provided for in the Lease.

         9. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Lease Supplement may refer to the "Master Aircraft Lease Agreement, dated as of May 26, 2000", the "Lease Agreement, dated as of May 26, 2000," or the "Lease, dated as of May 26, 2000," or may identify the Lease in any other respect without making specific reference to this Lease Supplement, but nevertheless all such references shall be deemed to include this Lease Supplement, unless the context shall otherwise require.

         10. This Lease Supplement shall be construed in connection with and as part of the Lease, and all terms, conditions and covenants contained in the Lease (a) are hereby incorporated herein by reference as though restated in their entirety and (b) shall be and remain in full force and effect.

         11. This Lease Supplement may be executed in any number of counterparts, each executed counterpart constituting an original but all together one and the same instrument.

         12. This Lease Supplement shall in all respects, including without limitation all matters of construction, validity and performance, be governed by and construed in accordance with the internal laws of the State of New York without regard to conflict of laws principles of such state (except Title 14 of Article 5 of the New York General Obligations Laws).

            [The remainder of this page is intentionally left blank]

         IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement No. ____ to be duly executed and delivered by their respective officers as of the day and year first above written.

                                       LESSOR:

                                       FIRST SECURITY BANK, NATIONAL
                                       ASSOCIATION, not in its individual
                                       capacity except as expressly provided
                                       herein, but solely as Certificate Trustee under Steelcase Trust No. 2000-1

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                       LESSEE:

                                       STEELCASE INC.,

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

         *Receipt of the original counterpart of the foregoing Lease Supplement is hereby acknowledged on this _____ day of _____________________, ______.

                                       FIRST SECURITY TRUST COMPANY OF NEVADA,
                                       as Administrative Agent

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

---------------------
* This acknowledgment is executed in the original counterpart only.

                                                                   Schedule 1 to
                                                        Lease Supplement No. ___
                                                    (Steelcase Trust No. 2000-1)

                   Description of the Aircraft/Equipment Cost

                                                                   Schedule 2 to
                                                        Lease Supplement No. ___
                                                    (Steelcase Trust No. 2000-1)

                            Fixed Basic Rent Schedule

                                  Schedule II-1